As filed with the Securities and Exchange Commission on January 27, 2004


                                                     Registration No. 333-109997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                          AMENDMENT No. 2 to FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                 ---------------

                              TREY RESOURCES, INC.
                 (Name of Small Business Issuer in Its Charter)

           Delaware                            7373                     16-1633636
(State or Other Jurisdiction of    (Primary Standard Industrial      (I.R.S. Employer
 Incorporation or Organization)     Classification Code Number)     Identification No.)

                                   Copies to:

                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                   (Address and telephone number of Principal
               Executive Offices and Principal Place of Business)

                                Jerome R. Mahoney
                                 750 Highway 34
                            Matawan, New Jersey 07747
                                 (732) 441-7700
                     (Name, address and telephone number of
                               agent for service)

                             Jeffrey A. Baumel, Esq.
                             McCarter & English, LLP
                       4 Gateway Center, 100 Mulberry St.
                            Newark, New Jersey 07102
                                 (973) 622-4444
                           Telecopier: (973) 624-7070

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                 ---------------




--------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities     Amount to be        Proposed Maximum      Proposed Maximum
        to be Registered               Registered        Offering Price Per    Aggregate Offering       Amount of
                                                               Share                Price (1)       Registration Fee
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value       1,117,321,098                               $11,173,210            $____
$0.00001 per share
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 assuming a market value per share of $.01.

(2) Includes 18,375,000 shares of Class A Common issuable upon conversion of convertible debentures and 45,000 shares of Class A Common Stock issuable pursuant to a Committment Fee.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.


                  Subject to completion, dated January 27, 2004



                              Trey Resources, Inc.
                  1,117,321,098 Shares of Class A Common Stock

      This prospectus relates to the offering of up to 1,117,321,098 shares of Trey Resources, Inc. ("Trey") Class A Common Stock by certain persons who are, or will become, stockholders of Trey. Please refer to "Selling Stockholders" beginning on page 20. Trey is not selling any shares of Class A Common Stock in this offering and therefore will not receive any proceeds from this offering. Trey will, however, receive proceeds from the sale of Class A Common Stock under the Equity Line of Credit. All costs associated with this registration will be borne by Trey. Trey has agreed to allow Cornell Capital Partners, L.P. to retain 6% of the proceeds raised by us under the Equity Line of Credit.


      The shares of Class A Common Stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. These prices will fluctuate based on the demand for the shares of Class A Common Stock.

      The selling stockholders consist of:


      o Cornell Capital Partners, LP who intends to sell up to 1,112,071,098 shares of Class A Common Stock.

      o Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott as holders of convertible debentures each intend to sell up to 1,312,500 shares of Class A Common Stock purchased in a private offering for an aggregate of up to 5,250,000 shares.

      Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of Class A Common Stock under the Equity Line of Credit Agreement. Cornell Capital Partner, L.P. will pay a net purchase price of 91% of Trey's market price as calculated in the Equity Line of Credit Agreement. In addition, Trey has agreed to permit Cornell Capital Partners to retain an amount equal to 6% of the proceeds received by Trey and to pay to Cornell Capital Partners a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock. The discount to market price, the retained proceeds and commitment fee are underwriting discounts.


      THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

      Please refer to "Risk Factors" beginning on page 4.

      With the exception of Cornell Capital Partners, L.P. which is deemed an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of Class A Common Stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


             The date of this prospectus is ________________, 2004.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY....................................................................................1
SUMMARY OF The Offering...............................................................................1
SUMMARY CONSOLIDATED FINANCIAL INFORMATION............................................................3
RISK FACTORS..........................................................................................4
FORWARD-LOOKING STATEMENTS...........................................................................15
SELLING STOCKHOLDERS.................................................................................15
USE OF PROCEEDS......................................................................................16
DILUTION 17
EQUITY LINE OF CREDIT................................................................................18
PLAN OF OFFERING.....................................................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION..........................................20
description of business..............................................................................28
management...........................................................................................33
description of property..............................................................................34
LEGAL PROCEEDINGS....................................................................................35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.......................................................35
Market Price of and Dividends on the Registrant's  Common Equity and Other Stockholder Matters.......37
Description of Securities............................................................................38
EXPERTS  41
LEGAL MATTERS........................................................................................41
HOW TO GET MORE INFORMATION..........................................................................41
FINANCIAL STATEMENTS................................................................................F-1
PART II  INFORMATION NOT REQUIRED IN PROSPECTUS....................................................II-1

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

                                    Overview


      Trey Resources, Inc. (the "Company"), was incorporated in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice Inc. ("iVoice"). While iVoice has been engaged in the speech recognition software and computerized telephony business since 1997, iVoice management seeks to leverage the value of underutilized developed technology and believes that the transition to an independent company will provide Trey with greater access to capital. This should provide needed financial resources to potentially penetrate the market and distribute the product. As such, Trey's business will be formed from the contribution of certain software source codes and related liabilities to occur at the effective date of the registration statement. In connection with the iVoice reorganization, iVoice will transfer to us its Automatic Reminder software and related liabilities. On or about the time the Registration Statement is declared effective, Trey will own and operate the Automatic Reminder software business of iVoice. Trey will be a development stage company following the distribution. On April 24, 2003, we changed our corporate name from iVoice Acquisition 1, Inc. to Trey Industries, Inc. On September 5, 2003, we changed our corporate name to Trey Resources, Inc.


                                    About Us

      Our principal office is located at 750 Highway 34, Matawan, New Jersey 07747. Our telephone number is (732) 441-7700.

                             SUMMARY OF THE OFFERING

      This offering relates to the sale of Class A Common Stock by certain persons who are, or will become, stockholders of Trey. The selling stockholders consist of:


      o Cornell Capital Partners, LP who intend to sell up to 1,112,071,098 shares of Class A Common Stock.

      o Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott as holders of convertible debentures each intend to sell up to 1,312,500 shares of Class A Common Stock purchased in private offerings for an aggregate of up to 5,250,000 shares.


      Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of Class A Common Stock for a total purchase price of $10.0 million. The amount of each maximum advance amount is $150,000 per advance notice, however, at Trey's discretion, the first advance notice pursuant to the Equity Line of Credit may be up to $600,000. A minimum of seven trading days must pass between each advance notice. Cornell Capital Partners, L.P. will purchase the shares of Class A Common Stock for a 9% discount to the prevailing market price of our common stock. In addition, Cornell Capital Partners will retain 6% of each advance under the Equity Line of Credit, and received a one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. The obligation of Cornell Capital Partners, L.P. to purchase the shares terminates upon the suspension of the effectiveness of this Registration Statement for an aggregate of fifty days or the failure of Trey to remedy a material breach of the Equity Line of Credit Agreement within thirty days of receipt of notice. The initial closing under the

Equity Line of Credit Agreement and each subsequent closing of a purchase and sale of shares are conditioned upon the satisfaction of customary representations and warranties by Cornell Capital Partners, L.P. and customary clauses regarding the absence of material adverse changes of either party.

      Among other things, this prospectus relates to the shares of Class A Common Stock to be issued under the Equity Line of Credit.


Class A Common Stock Offered            1,117,321,098 shares by selling
                                        stockholders


Offering Price                          Market price

Class A Common Stock Outstanding        100 shares of Class A Common Stock
Before the Offering

Class B Common Stock Outstanding        0 shares of Class B Common Stock (which
Before the Offering                     are convertible into Class A Common
                                        Stock by dividing the number of Class B
                                        Common Stock being converted by a 50%
                                        discount of the lowest price Trey had
                                        ever issued its Class A Common Stock)

Use of Proceeds                         We will not receive any proceeds of the
                                        shares offered by the selling
                                        stockholders. Any proceeds we receive
                                        from the sale of common stock under the
                                        Equity Line of Credit will be used for
                                        sales and marketing, payment of
                                        administrative services, working capital purposes and acquisitions. See "Use of Proceeds."

Risk Factors                            The securities offered hereby involve a
                                        high degree of risk and immediate
                                        substantial dilution. You should read
                                        carefully the factors discussed under
                                        Risk Factors beginning on page 9.
                                        Several of the most significant risk
                                        factors include:

                                        o  Future sales by our stockholders may
                                           adversely affect our stock price and
                                           our ability to raise funds in new
                                           stock offerings

                                        o  Existing stockholders will experience
                                           significant dilution from our sale of
                                           shares under the equity line of
                                           credit

                                        o  The investor under the equity line of
                                           credit will pay less than the
                                           then-prevailing market price for our
                                           common stock

                                        o  The selling stockholders intend to
                                           sell their shares of common stock in
                                           the public market, which sales may
                                           cause our stock price to decline

                                        o  The sale of our stock under our
                                           equity line of credit could encourage
                                           short sales by third parties, which
                                           could contribute to the further
                                           decline of our stock price

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

                                          For the Nine          For the Nine        For the Year         For the Year
                                          Months Ended          Months Ended           Ended                Ended
                                       September 30, 2003    September 30, 2002   December 31, 2002    December 31, 2001
                                       ------------------    ------------------   -----------------    -----------------
Statement of Operation Data:
Sales                                         $   1,350           $   1,050           $   1,050           $   2,134
Cost of Sales                                    13,935              13,500              18,000              18,353
Gross Profit                                    (12,585)            (12,450)            (16,950)            (16,219)
Selling, General, and Administrative
    Expenses                                    156,561               3,428               4,058              15,120
Loss from Operations                           (169,146)            (15,878)            (21,008)            (31,339)
Net Loss                                       (185,299)            (16,764)            (21,429)            (34,697)

                                         September 30, 2003    December 31, 2002
                                         ------------------    -----------------
Balance Sheet Data:

Current Assets                                $ 125,483            $      --
Intangibles                                      13,500               27,000
Liabilities                                     258,636                  314
Stockholders' equity (deficiency)              (119,653)              26,686

                                  RISK FACTORS

      You should carefully consider each of the following risk factors and all of the other information in this information statement. The following risks relate principally to the Offering and Trey's business.

      If any of the following risks and uncertainties develops into actual events, the business, financial condition or results of operations of Trey could be materially adversely affected. If that happens, the trading prices of Trey Shares could decline significantly.

      The risk factors below contain forward-looking statements regarding the Offering and Trey. Actual results could differ materially from those set forth in the forward-looking statements. See Cautionary Statement Regarding Forward-Looking Statements below.

                          RISKS RELATED TO OUR BUSINESS

TREY WILL FACE MANY OF THE DIFFICULTIES THAT COMPANIES IN THE EARLY STAGE MAY FACE.

      As a result of the Company's limited operating history, the currently difficult economic conditions of the telecommunications marketplace, proposed government restrictions on telemarketing activities and the emerging nature of automated call dialing industries, it may be difficult for you to assess our growth and earnings potential. The Company believes that due primarily to the relatively brief time automated call placing has been available to the general public, there has not yet been developed, implemented and demonstrated a commercially viable business model from which to successfully operate any form of business that relies on the products and services that we intend to market, sell, and distribute. Therefore, we have faced many of the difficulties that companies in the early stages of their development in new and evolving markets often face. These have included, among others:

o Substantial delays and expenses related to testing and development of our new products,
o Marketing and distribution problems encountered in connection with our new and existing products and technologies,
o     Competition from larger and more established companies,
o     Delays in reaching our marketing goals,
o Difficulty recruiting qualified employees for management and other positions;
o     Lack of sufficient customers, revenues and cash flow;
o     Limited financial resources;

      We may continue to face these and other difficulties in the future, some of which may be beyond our control. If we are unable to successfully address these problems, our future growth and earnings will be negatively affected.

TREY HAS NO OPERATING HISTORY AS AN INDEPENDENT PUBLIC COMPANY AND MAY BE UNABLE TO OPERATE PROFITABLY AS A STAND-ALONE COMPANY

      Although iVoice has operated as a reporting public company since 2000 and has sold computerized telephony software since 1997, Trey does not have an operating history as an independent public company. Historically, since the businesses that comprise each of Trey and iVoice have been under one ultimate parent, they have been able to rely, to some degree, on the earnings, assets, and cash flow of each other for capital requirements. After the Offering, Trey will be able to rely only on the Automatic Reminder software business for such requirements. The Automatic Reminder software business has operated at a loss in the past for iVoice, and there can be no assurance that, as an independent company, such losses will not continue or increase. Additionally, Trey's business has relied on iVoice for various financial, administrative and managerial expertise in conducting its operations. Following the Offering, Trey will maintain its own credit and banking relationships and perform its own financial and investor relations functions. There can be no assurance that Trey will be able to successfully put in place the financial, administrative and managerial structure necessary to operate as an independent public company, or that the development of such structure will not require a significant amount of management's time and other resources.

TREY'S PAYMENTS TO MANAGEMENT IN EXCESS OF $1,000,000 IN THE AGGREGATE DURING THE FIRST YEAR FOLLOWING THE SPIN-OFF WILL SEVERELY BURDEN TREY'S FINANCIAL CONDITION.

      Upon the completion of the Spin-off, each of Jerome Mahoney, the Chairman of the Board, and Mark Meller, the President of Trey, will receive payments of $350,000. In addition, each of Mr. Mahoney and Mr. Meller will receive salaries of $180,000 per year subject to 10% increases every year thereafter. Neither Mr. Mahoney nor Mr. Meller will be providing full-time services to Trey. In addition, since Messrs. Mahoney and Meller are the sole members of Trey's Board of Directors, no independent authority will be available to monitor their performance. To the extent that Trey has limited sales and expects to incur losses in the future, these payments will place an extreme burden on Trey's financial condition and results of operations.

TREY'S FUTURE REVENUE AND OPERATING RESULTS ARE UNPREDICTABLE AND MAY FLUCTUATE

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Our operating results are unpredictable and we expect them to fluctuate in the future due to a number of factors. These factors may include, among others:

o the timing of sales of our products and services, particularly in light of our minimal sales history,
o     difficulty in keeping current with changing technologies,
o unexpected delays in introducing new products, new product features and services,
o increased expenses, whether related to sales and marketing, product development or administration,
o deferral of recognition of our revenue in accordance with applicable accounting principles due to the time required to complete projects,
o     the mix of product license and services revenue,
o     costs related to possible acquisitions of technology or businesses.

IVOICE'S OPERATIONS DEMONSTRATE A HISTORY OF NET LOSSES AND CASH FLOW SHORTFALLS AND TREY'S LIKELY WILL AS WELL

      iVoice's operations, of which Trey was part, has incurred recurring operating losses and has a working capital deficiency. iVoice used cash in operations of approximately $352,000 during the year ended December 31, 2002, has a history of net losses, and will need additional financing to continue as a going concern. iVoice had a cash balance of approximately $560,000 at December 31, 2002 and current liabilities exceeded current assets by approximately $720,000 at that date. iVoice had a stockholders' deficit of approximately $382,000 at December 31, 2002. iVoice has been and continues to be dependent upon outside and related party financing to develop and market their software products, perform their business development activities, and provide for ongoing working capital requirements. During the year ended December 31, 2002, substantially all of this financing has been provided by related parties. Trey has no cash and no sales. Accordingly, there is no reason to believe that Trey will have operations separately that fare any better than those of iVoice.

TREY HAS RECEIVED A GOING CONCERN OPINION FROM ITS INDEPENENT AUDITORS THAT DESCRIBES THE UNCERTAINITY REGARDING ITS ABILITY TO CONTINUE AS A GOING CONCERN

      Trey has received a report from their independent auditors for their fiscal year ended December 31, 2002 containing an explanatory paragraph that describes the uncertainty regarding their ability to continue as a going concern due to their historical negative cash flow and because, as of the date of the auditor's opinion, they did not have access to sufficient committed capital to meet their projected operating needs for at least the next 12 months.

      There can be no assurance that management's plans will be successful or what other actions may become necessary. Any inability to raise capital may require us to reduce the level of our operations. Such actions could have a material adverse effect on our business and operations and result in charges that could be material to our business and results of operations.

iVOICE'S EARNINGS AND STOCK PRICE WILL BE SUBJECT TO SIGNIFICANT FLUCTUATIONS

      Due to the factors noted in this registration statement, our earnings and stock price will be subject to significant volatility, particularly on a quarterly basis. iVoice has previously experienced shortfalls in revenue and earnings from levels expected by investors, which have had an immediate and significant adverse effect on the trading price of its common stock. This may occur for Trey in the future.

IF iVOICE OR TREY LOSE THE SERVICES OF ANY KEY PERSONNEL, INCLUDING OUR CHIEF EXECUTIVE OFFICER OR OUR DIRECTORS, OUR BUSINESS MAY SUFFER

      We are dependent on our key officers, including Jerome R. Mahoney and Mark Meller, our Chairman of the Board and our President, respectively, our directors, and our key employees in our finance, technology, sales and marketing operations. The loss of any of our key personnel could materially harm our business because of the cost and time necessary to retain and train a replacement. Such a loss would also divert management attention away from operational issues. To minimize the effects of such loss, both of iVoice and Trey have entered into employment contracts with Jerome Mahoney and Trey has entered into an employment contract with Mark Meller, but neither Mr. Mahoney nor Mr. Meller is party to a non-compete agreement with Trey. Consequently, this may have an adverse effect on the business.

OUR POTENTIAL FUTURE BUSINESS ACQUISITIONS MAY BE UNPREDICTABLE AND MAY CAUSE OUR BUSINESS TO SUFFER

      Trey intends to seek to expand its operations through the acquisition of additional businesses. These potential acquired additional businesses may be outside the current field of operations of Trey. There can be no assurance that Trey will be able to identify, successfully integrate or profitably manage any such businesses or operations. The proposed expansion may involve a number of special risks, including possible adverse effects on Trey's operating results, diversion of management attention, inability to retain key personnel, risks associated with unanticipated events and the financial statement effect of potential impairment of acquired intangible assets, any of which could have a materially adverse effect on Trey's business, financial condition and results of operations. In addition, if competition for acquisition candidates or assumed operations were to increase, the cost of acquiring businesses or assuming customers' operations could increase materially. The inability of Trey to implement and manage its expansion strategy successfully may have a material adverse effect on the business and future prospects of Trey. Furthermore, through the acquisition of additional businesses, Trey may effect a business acquisition with a target business which may be financially unstable, under-managed, or in its early stages of development or growth. While Trey may, under certain circumstances, seek to effect business acquisitions with more than one target business, as a result of its limited resources, Trey, in all likelihood, will have the ability to effect only a single business acquisition at one time.

MEMBERS OF TREY'S BOARD OF DIRECTORS AND MANAGEMENT MAY HAVE CONFLICTS OF INTEREST AFTER THE OFFERING

      After the Offering, Mr. Mahoney, a member of the board of directors, will own iVoice shares and have the right to convert $250,000 of indebtedness into 250,000 shares of Trey Class B Common Stock which is convertible into an indeterminate number of shares of Trey Class A Common Stock. In addition, following the Offering, we anticipate that Mr. Mahoney, the Chairman of the Board of Trey will also continue to serve as the Chairman of the Board and Chief Executive Officer of iVoice. These relationships could create, or appear to create, potential conflicts of interest when Trey's directors and management are faced with decisions that could have different implications for Trey and iVoice. Examples of these types of decisions might include any of the potential business acquisitions made by Trey or the resolution of disputes arising out of the agreements governing the relationship between iVoice and Trey following the Offering. Also, the appearance of conflicts, even if such conflicts do not materialize, might adversely effect the public's perception of Trey following the Distribution.

TREY'S INDUSTRY IS CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE AND FAILURE TO ADAPT OUR PRODUCT DEVELOPMENT TO THESE CHANGES MAY CAUSE OUR PRODUCTS TO BECOME OBSOLETE

      We participate in a highly dynamic industry characterized by rapid change and uncertainty relating to new and emerging technologies and markets. Future technology or market changes may cause some of our products to become obsolete more quickly than expected.

TREY STOCKHOLDERS MAY EXPERIENCE SIGNIFICANT DILUTION IF FUTURE EQUITY OFFERINGS ARE USED TO FUND OPERATIONS OR ACQUIRE BUSINESSES

      If working capital or future acquisitions are financed through the issuance of equity securities, such as through the Equity Line of Credit with Cornell Capital Partners, LP (see Certain Relationships and Related Transactions beginning on page 36), Trey stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of the Trey Shares. Further, the conversion of outstanding debt obligations into equity securities could have a dilutive effect on Trey shareholders.

THE TREND TOWARD CONSOLIDATION IN TREY'S INDUSTRY MAY IMPEDE ITS ABILITY TO COMPETE EFFECTIVELY

      As consolidation in the software industry continues, fewer companies dominate particular markets, changing the nature of the market and potentially providing consumers with fewer choices. Also, many of these companies offer a broader range of products than us, ranging from desktop to enterprise solutions. We may not be able to compete effectively against these competitors. Furthermore, we may use strategic acquisitions, as necessary, to acquire technology, people and products for our overall product strategy. The trend toward consolidation in our industry may result in increased competition in acquiring these technologies, people or products, resulting in increased acquisition costs or the inability to acquire the desired technologies, people or products. Any of these changes may have a significant adverse effect on our future revenues and operating results.

TREY FACES INTENSE PRICE-BASED COMPETITION FOR LICENSING OF ITS PRODUCTS WHICH COULD REDUCE PROFIT MARGINS

      Price competition is often intense in the software market, especially for computerized telephony software products. Many of our competitors have significantly reduced the price of their products. Price competition may continue to increase and become even more significant in the future, resulting in reduced profit margins.

TREY MAY BE UNSUCCESSFUL IN ADAPTING TO CHANGES IN THE DYNAMIC TECHNOLOGICAL ENVIRONMENT OF TELECOMMUNICATIONS IN A TIMELY MANNER

      Critical issues concerning the commercial use of telecommunications, including security, reliability, cost, ease of use, accessibility, quality of service or potential tax or other government regulation, remain unresolved and may affect the use of telecommunications as a medium to distribute or support our software products and the functionality of some of our products. If we are unsuccessful in timely assimilating changes in the Telecommunications environment into our business operations and product development efforts, our future net revenues and operating results could be adversely effected.

TREY MAY BE UNSUCCESSFUL IN DEVELOPING NEW DISTRIBUTION CHANNELS

      Due to our limited operating history, we currently offer products directly to end-users and through dealer and reseller channels established by iVoice. We may not be able to effectively develop our own network of resellers to distribute our software products. We may also be unsuccessful in utilizing rapidly evolving distribution and marketing technologies to develop these distribution channels. The adoption of new channels may adversely impact existing channels and/or product pricing, which may reduce our future revenues and profitability.

PRODUCT RETURNS MAY EXCEED ESTABLISHED RESERVES AND AFFECT TREY'S REVENUES

      Product returns can occur when we introduce upgrades and new versions of products or when distributors or retailers have excess inventories. Our return policy allows distributors, subject to various limitations, to return products in exchange for new products or for credit towards future products. End users may return our products through dealers and distributors within a reasonable period from the date of license for a full refund. In addition, retailers may return older versions of our products. We estimate and maintain reserves for product returns. However, future returns could exceed the reserves we have established, which could have a material adverse effect on our operating results.

TREY MAY DEPEND ON DISTRIBUTION BY RESELLERS AND DISTRIBUTORS FOR A SIGNIFICANT PORTION OF REVENUES

      We may distribute some of our products through resellers and distributors. To effectively do so, we must establish and maintain good working relationships with resellers and distributors. No such relationships currently exist. If we are unsuccessful in establishing and maintaining relationships with resellers and distributors, or if these resellers and distributors are unsuccessful in reselling our products, our future net revenues and operating results may be adversely affected.

THE RESULTS OF TREY'S RESEARCH AND DEVELOPMENT EFFORTS ARE UNCERTAIN

      We believe that we will need to make research and development expenditures to create new uses and new features to our products to remain competitive. While we perform usability and beta testing of new products, the products we are currently developing or may develop in the future may not be technologically successful. If they are not technologically successful, our resulting products may not achieve market acceptance and our products may not compete effectively with products of our competitors currently in the market or introduced in the future.

THE GREATER THAN EXPECTED LENGTH OF THE PRODUCT DEVELOPMENT CYCLE MAY ADVERSELY EFFECT OUR FUTURE REVENUES

      The length of our product development cycle has generally been greater than we originally expected. We are likely to experience delays in future product development. These delays could have a material adverse effect on the amount and timing of future revenues.

IF TREY MUST RESTRUCTURE ITS OPERATIONS VALUABLE RESOURCES WILL BE DIVERTED FROM OTHER BUSINESS OBJECTIVES

      We continually evaluate our product and corporate strategy. We have in the past undertaken, and will in the future undertake, organizational changes and/or product and marketing strategy modifications. These organizational changes increase the risk that objectives will not be met due to the allocation of valuable limited resources to implement changes. Further, due to the uncertain nature of any of these undertakings, these efforts may not be successful and we may not realize any benefit from these efforts.

TREY MUST ATTRACT AND RETAIN PERSONNEL WHILE COMPETITION FOR PERSONNEL IN THIS INDUSTRY IS INTENSE

      We believe that our future success will depend in part on our ability to recruit and retain highly skilled management, sales and marketing and technical personnel. Competition in recruiting personnel in the software industry is intense. To accomplish this, we believe that we must provide personnel with a competitive compensation package, including stock options, which may require ongoing stockholder approval. Failure to provide a competitive compensation package may adversely affect our ability to attract and retain highly qualified personnel.

POTENTIAL SOFTWARE DEFECTS AND PRODUCT LIABILITY COULD RESULT IN DELAYS IN MARKET ACCEPTANCE, UNEXPECTED COSTS AND DIMINISHED OPERATING RESULTS

      Software products frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Defects and errors could be found in current versions of our products, future upgrades to current products or newly developed and released products. Software defects could result in delays in market acceptance or unexpected reprogramming costs, which could materially adversely affect our operating results. Most of our license agreements with customers contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that these provisions limiting our liability may not be valid as a result of federal, state, local or foreign laws or ordinances or unfavorable judicial decisions. A successful product liability claim could have a material adverse effect on our business, operating results and financial condition.

TREY RELIES ON THIRD PARTY TECHNOLOGIES WHICH MAY NOT SUPPORT TREY PRODUCTS

      Our software products are designed to run on the Microsoft(R) Windows(R) operating system and with industry standard hardware. Although we believe that the operating systems and necessary hardware are and will be widely utilized by businesses in the corporate market, businesses may not actually adopt such technologies as anticipated or may in the future migrate to other computing technologies that we do not support. Moreover, if our products and technology are not compatible with new developments from industry leaders such as Microsoft, our business, results of operations and financial condition could be materially and adversely affected.

TREY FACES AGGRESSIVE COMPETITION IN MANY AREAS OF THE BUSINESS AND THE BUSINESS WILL BE HARMED IF TREY FAILS TO COMPETE EFFECTIVELY

      We encounter aggressive competition from numerous competitors in many areas of our business. Many of our current and potential competitors have longer operating histories, greater name recognition and substantially greater financial, technical and marketing resources than we have. We may not be able to compete effectively with these competitors. To remain competitive, we must develop new products and periodically enhance our existing products in a timely manner. We anticipate that we may have to adjust the prices of many of our products to stay competitive. In addition, new competitors may emerge, and entire product lines may be threatened by new technologies or market trends that reduce the value of these product lines. The market in which we compete is influenced by the strategic direction of major computer hardware manufacturers and operating system software providers. Our competitiveness depends on our ability to enhance existing products and to offer successful new products on a timely basis. We have limited resources and must restrict product development efforts to a relatively small number of projects.

QUARTERLY FINANCIAL RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS WHICH COULD CAUSE TREY'S STOCK PRICE TO DECLINE

      We expect that we will be subject to substantial fluctuations in quarterly net revenues and operating results. Fluctuations may be caused by a number of factors including, but not limited to, the following:

o the timing and volume of customer orders, customer cancellations, and reductions in orders by our distributors;
o     the timing and amount of our expenses;
o     the introduction of competitive products by existing or new competitors;
o     reduced demand for any given product;
o seasonality in the end-of-period buying patterns of foreign and domestic software markets; and
o     the market's transition between operating systems.

      Due to these factors, forecasts may not be achieved, either because expected revenues do not occur or because they occur at lower prices or on terms that are less favorable to us. In addition, these factors increase the chances that our results could diverge from the expectations of investors and analysts. If so, the market price of our stock would likely decline.

TREY'S MANAGEMENT TEAM IS NEW AND ITS WORKING RELATIONSHIPS ARE UNTESTED

      We have only recently assembled our management team as part of the Offering and changes in our operating structure. Some members of our management team have worked with each other in the past, although at this time we cannot assess the effectiveness of their working relationships after the Offering. As a result, we may be unable to effectively develop and sell our software products and Trey, as a business, may fail.

TREY RELIES ON INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS WHICH MAY NOT REMAIN UNIQUE TO TREY

      We regard our software as proprietary and underlying technology as proprietary. We seek to protect our proprietary rights through a combination of confidentiality agreements and copyright, patent, trademark and trade secret laws.

      We do not have any patents or statutory copyrights on any of our proprietary technology that we believe to be material to our future success. Our future patents, if any, may be successfully challenged and may not provide us with any competitive advantages. We may not develop proprietary products or technologies that are patentable and other parties may have prior claims.

      In selling our products, we rely primarily on shrink-wrap licenses that are not signed by licensees. Therefore, such licenses may be unenforceable under the laws of some jurisdictions. In addition, existing copyright laws afford limited practical protection. Furthermore, the laws of some foreign countries do not offer the same level of protection of our proprietary rights as do the laws of the United States.

      Patent, trademark and trade secret protection is important to us because developing and marketing new technologies and products is time-consuming and expensive. We do not own any U.S. or foreign patents or registered intellectual property. We may not obtain issued patents or other protection from any future patent applications owned by or licensed to us.

      Our competitive position is also dependent upon unpatented trade secrets. Trade secrets are difficult to protect. Our competitors may independently develop proprietary information and techniques that are substantially equivalent to ours or otherwise gain access to our trade secrets, such as through unauthorized or inadvertent disclosure of our trade secrets.

      There can be no assurance that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology substantially equivalent or superseding proprietary technology. Furthermore, there can be no assurance that any confidentiality agreements between us and our employees will provide meaningful protection of our proprietary information, in the event of any unauthorized use or disclosure thereof. As a consequence, any legal action that we may bring to protect proprietary information could be expensive and may distract management from day-to-day operations.

TREY MAY BECOME INVOLVED IN FUTURE LITIGATION, WHICH MAY RESULT IN SUBSTANTIAL EXPENSE AND MAY DIVERT OUR ATTENTION FROM THE IMPLEMENTATION OF OUR BUSINESS STRATEGY

      We believe that the success of our business depends, in part, on obtaining intellectual property protection for our products, defending our intellectual property once obtained and preserving our trade secrets. Litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets and to determine the validity and scope of our proprietary rights. Any litigation could result in substantial expense and diversion of our attention from our business, and may not adequately protect our intellectual property rights.

      In addition, we may be sued by third parties which claim that our products infringe the intellectual property rights of others. This risk is exacerbated by the fact that the validity and breadth of claims covered in technology patents involve complex legal and factual questions for which important legal principles are unresolved. Any litigation or claims against us, whether valid or not, could result in substantial costs, place a significant strain on our financial resources, divert management resources and harm our reputation. Such claims could result in awards of substantial damages, which could have a significant adverse impact on our results of operations. In addition, intellectual property litigation or claims could force us to the following:

o cease licensing, incorporating or using any of our products that incorporate the challenged intellectual property, which would adversely effect our revenue;

o obtain a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, if at all; and

o     redesign our products, which would be costly and time-consuming.

TREY MAY INCUR INCREASED EXPENSES IF THE ADMINISTRATIVE SERVICES AGREEMENT WITH iVOICE IS TERMINATED

      In connection with the Spin-off, Trey has entered into an administrative services agreement with iVoice. This agreement provides that iVoice will provide Trey with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting, and other areas where Trey may need transitional assistance and support following the Offering. The agreement will generally extend for two years after the Offering, but may be terminated earlier under certain circumstances, including a default. If the agreement is terminated, Trey may be required to obtain such services from a third party or increase its headcount to provide such services. This could be more expensive than the fees which Trey will be required to pay under the administrative services agreement.

GOVERNMENT REGULATION OF TELEMARKETING ACTIVITIES MAY DIMINISH TREY'S EARNING POTENTIAL

      On December 18, 2002, the U.S. Federal Trade Commission (FTC) announced a decision to create the national "do not call" registry. Once implemented, consumers will be able to sign up for the national "do not call" registry. Soon thereafter, the FTC will begin to enforce the registry, and telemarketers who call a number on the registry could be fined up to $11,000 for each call. When this law takes effect, Trey may no longer be able to market its Automatic Reminder products as a marketing application. Accordingly, both Trey's growth and earning potential could become severely limited.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS

      Sales of our common stock in the public market following this offering could lower the market price of our Class A common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. The 100 shares of Class A common stock outstanding as of December 22, 2003 are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144.


      In addition, we have debentures convertible into 18,375,000 shares of Class A common stock (assuming a market price of $0.01 per share used in calculating the conversion price).

      Upon issuance of the maximum number of shares being registered under the Equity Line of Credit, there will be an additional 1,098,946,098 shares of Class A common stock outstanding (including the shares available for issuance upon conversion of the debentures). All of these shares of Class A common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Equity Line of Credit agreement.


EXISTING STOCKHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

      The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, for a given advance, we will need to issue a greater number of shares of Class A common stock under the Equity Line of Credit as our stock price declines. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

      The common stock to be issued under the Equity Line of Credit will be issued at a 9% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

      Further, because the investor under the Equity Line of Credit will acquire our common stock at a discount, it will have an incentive to sell immediately in order to realize a gain on the difference. This incentive to sell immediately into the public market to realize a gain on the difference accelerates if the market price of our common stock declines.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE PUBLIC MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE


      The selling stockholders intend to sell the shares of common stock being registered in this offering in the public market. That means that up to 1,117,321,098 shares of Class A common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FURTHER DECLINE OF OUR STOCK PRICE

      The significant downward pressure on the price of our Class A common stock caused by the sale of material amounts of Class A common stock under the Equity Line of Credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.


THERE HAS BEEN NO TRADING MARKET FOR OUR CLASS A COMMON STOCK, IT WILL LIKELY BE RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

      Before this Offering, our Class A common stock has not traded on any market. We expect that if and when a trading market develops in our Class A common stock, it will be thinly traded compared to larger more widely known companies. Thinly traded Class A common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the Class A common stock will develop or be sustained after this offering.


THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

      The price in this Offering will fluctuate based on the prevailing market price of the Class A common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this Offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

      We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed.

THE ISSUANCE OF SHARES OF CLASS A COMMON STOCK UNDER THIS OFFERING COULD RESULT IN A CHANGE OF CONTROL


      We are registering 1,117,321,098 shares of Class A common stock in this offering. These shares represent greater than 99.9% of our outstanding Class A common stock, and we anticipate all such shares will be sold in this offering. If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of Trey by electing its or their own directors.

                           FORWARD-LOOKING STATEMENTS

      Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of operations" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

      The following table presents information regarding the selling stockholders. The table identifies the selling stockholders. None of the selling stockholders have held a position or office, or had any other material relationship, with Trey, except as follows:


      o Cornell Capital Partners, LP is the investor under the Equity Line of Credit and has outstanding loans to Trey in the aggregate amount of $100,000 as of January 26, 2004, which is evidenced by a convertible debenture. The debenture is convertible into shares of Class A Common Stock at a Conversion Price that is equal to either
            (a) an amount equal to one hundred twenty percent (120%) of the closing price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debenture has a term of two years with all accrued interest of 5% per year due at the expiration of the term. In addition, iVoice and Cornell Capital Partners, L.P. have entered into Equity Line of Credit Agreements dated as of January 23, 2003 and December 29, 2003 pursuant to which iVoice has registered the sale of shares of its stock. iVoice has sold to Cornell Capital partners, L.P. $5,000,000 of Class A Common Stock under the first agreement and has not yet sold any shares under the second agreement. In connection therewith, iVoice has paid fees to Cornell Capital Partners, L.P. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing partner of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

      o Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott each have outstanding loans to Trey in the amount of $10,000 for an aggregate amount of $40,000 as of January 26, 2004, which is evidenced by convertible debentures. The debentures are convertible into shares of Class A Common Stocks at a Conversion Price that is equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debentures have a term of two years with all accrued interest of 5% per year due at the expiration of the term. All investment decisions are made by the respective debenture holders.

      The table follows:


                                                                                     Percentage of
                                                                                     Outstanding
                             Shares           Shares to be                           Shares
                             Beneficially     Acquired under       Shares to be      Beneficially
Selling                      Owned Before     the Line of          Sold in the       Owned After
Stockholder                  Offering         Credit               Offering          Offering
Cornell Capital
Partners, L.P.               13,125,000(1)     1,098,946,098(2)    1,112,071,098(2)      0%
Elma S. Foin                  1,312,500(1)                 0           1,312,500         0%
Darryl A. Moy                 1,312,500(1)                 0           1,312,500         0%
Henry Tyler                   1,312,500(1)                 0           1,312,500         0%
Steven R. LeMott              1,312,500(1)                 0           1,312,500         0%
Total                        18,375,000(1)     1,098,946,098       1,117,321,098         0%

(1) The shares of Class A Common Stock indicated are issuable upon the conversion of convertible debentures at the Conversion Price described above based upon an assumed average closing bid price of $.01
(2) Includes the 45,000 shares of Class A Common Stock issuable as a commitment fee.


                                 USE OF PROCEEDS

      This prospectus relates to shares of our Class A Common Stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of Class A Common Stock in this offering. However, we will receive the proceeds from the sale of shares of Class A Common Stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 91% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date. Cornell Capital will retain 6% of each advance.


      For illustrative purposes, Trey has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. For the purposes of this table, Trey assumes a purchase price per share of Class A Common Stock of $.0091, equal to 91% of an assumed market price of $.01 per share (549,450,549 and 1,098,901,098 shares of Class A Common Stock, respectively). The table assumes estimated offering expenses of $80,000, plus the 6% retainage.


      GROSS PROCEEDS                                                         $5,000,000          $10,000,000

      NET PROCEEDS                                                            4,620,000          $ 9,320,000

      Use of Proceeds:                                                           AMOUNT               AMOUNT
      ------------------------------------------------------------------------------------------------------

      Sales and Marketing                                                       500,000          $ 1,000,000
      Payment of Administrative Services                                        195,000          $   195,000

      Working Capital and general corporate                                   3,925,000          $ 8,125,000
      purposes which include employee salaries,                              ----------          -----------
      cost of additional personnel, support and
      management systems, legal and professional
      costs, and capital costs for computers,
      related equipment, and, potentially, acquisitions of other companies

      Total                                                                   4,620,000           $9,320,000
                                                                             ==========          ===========


      Except for these two financing agreements, the Company has no other significant sources of working capital or cash commitments. In addition, Management cannot be certain that it will generate significant revenue from product sales. No assurance can be given that Trey will raise sufficient funds from such financing arrangements, or that the Company will ever produce sufficient revenues to sustain its operations or, that a market will develop for its common stock upon which a significant amount of the Company's financing is dependant. If Trey is unable to recognize sufficient proceeds from these arrangements, however, Management believes that Trey can limit its operations, defer payments to Management and maintain its business at nominal levels until it can identify alternative sources of capital. In such event, assuming the receipt of the minimum $600,000 proceeds from the Equity Line of Credit, Management believes that Trey could maintain its operations for 12 months.

                                    DILUTION

      The net tangible book value of Trey as of September 30, 2003 was $133,153 or $1,331.53 per share of Class A Common Stock. Net tangible book value per share is determined by dividing the tangible book value of Trey (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Trey, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.01 per share.


      If we assume that Trey had issued 1,098,946,098 shares of Class A Common Stock under the Equity Line of Credit at an assumed offering price of $0.01 per share (i.e., the maximum number of shares needed in order to raise a total of $10.0 million under the equity line of credit), less a retention fee of $600,000 and offering expenses of $80,000, our net tangible book value as of September 30, 2003 would have been $9,186,847 or $0.00836 per share. Such an offering would represent an immediate increase in net tangible book value to existing stockholders of $1,331.53836 per share and an immediate dilution to new stockholders of $0.00164 per share, or 16.4%. The following table illustrates the per share dilution:

Assumed public offering price per share                                  $      0.01
Net tangible book value per share before this offering   $  (1,331.53)
Increase attributable to new investors                   $1,331.53836
                                                         ------------
Net tangible book value per share after this offering                    $   0.00836
                                                                         -----------
Dilution per share to new stockholders                                   $   0.00164
                                                                         ===========


      The offering price of our Class A Common Stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


             Assumed        No. of Shares to be   Dilution Per Share to
          Offering Price        Issued (1)            New Investors
          --------------    -------------------   ---------------------
             $0.010            1,098,901,098            $0.00164
             $0.008            1,373,626,373            $0.00131
             $0.006            1,831,501,831            $0.00098
             $0.004            2,747,252,747            $0.00066

(1) This represents the maximum number of shares of Class A common stock that will be required to issue in order to raise a total of $10.0 million under the equity line of credit at that price. Does not give effect to the conversion of the convertible debentures or the shares of Class A Common Stock issuable under the Committment fee.

                              EQUITY LINE OF CREDIT

      Summary.


      On January 27, 2003, as subsequently amended retroactively to January 27, 2003, we entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, we may, at our discretion, periodically sell to Cornell Capital Partners shares of Class A Common Stock for a total purchase price of up to $10.0 million. For each share of Class A Common Stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners is a private limited partnership whose business operations are conducted through its general partner, Yorkville Advisors, LLC. Further, Cornell Capital Partners will retain 6% of each advance under the Equity Line of Credit. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of Class A Common Stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.


      Equity Line of Credit Explained.

      Pursuant to the Equity Line of Credit, we may periodically sell shares of Class A Common Stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 7 trading days. A closing will be held 6 trading days after such written notice at which time we will deliver shares of Class A Common Stock and Cornell Capital Partners, L.P. will pay the advance amount.

      We may request advances under the Equity Line of Credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Cornell Capital Partners has advanced $10.0 million or two years after the effective date of the accompanying registration statement, whichever occurs first.

      The amount of each maximum advance amount is $150,000 per advance notice, however, at Trey's discretion, the first advance notice pursuant to the Equity Line of Credit may be up to $600,000. The amount available under the Equity Line of Credit is not dependent on the price or volume of our Class A Common Stock. Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the Equity Line of Credit.


      We cannot predict the actual number of shares of Class A Common Stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our Class A Common Stock that will be issued using certain assumptions. For example, if Trey issued 1,098,946,098 shares of Class A Common Stock to Cornell Capital Partners, L.P. (i.e. the number of shares needed to raise the maximum amount available under the Equity Line of Credit at a price of $0.01 per share) for gross proceeds of $10,000,000. These shares would represent greater than 99.9% of our outstanding Class A Common Stock upon issuance.

      Trey is registering a total of 1,117,321,098 shares of Class A Common Stock for the sale under the Equity Line of Credit and the conversion of debentures. The issuance of shares under the Equity Line of Credit may result in a change of control. That is, up to 1,098,946,098 shares of Class A Common Stock could be issued under the Equity Line of Credit (i.e., the maximum number of shares being registered in the accompanying registration statement for the

Equity Line of Credit and Debentures). If all or a significant block of these shares are held by one or more stockholders working together, then such stockholder or stockholders would have enough shares to assume control of Trey by electing its or their own directors. This could happen, for example, if Cornell Capital Partners sold the shares purchased under the Equity Line of Credit to the same purchaser.

      Proceeds used under the Equity Line of Credit will be used in the manner set forth in the "Use of Proceeds" section of this prospectus. We cannot predict the total amount of proceeds to be raised in this transaction because we have not determined the total amount of the advances we intend to draw.

      We expect to incur expenses of approximately $80,000 consisting primarily of professional fees incurred in connection with this registration. In addition, Cornell Capital Partners will retain 6% of each advance. In connection with the Equity Line of Credit, Trey will pay Cornell Capital Partners a one-time Commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock.

                                PLAN OF OFFERING

      The selling stockholders have advised us that the sale or distribution of Trey's Class A Common Stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of Trey's shares of Class A common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Trey's shares of Class A Common Stock are quoted. However, the selling stockholders are advised that this Registration Statement may not cover sales by pledges or transferees of the selling stockholders and if this prospectus is to be used in connection with the resale of any of the shares acquired by Cornell Capital, a post-effective amendment to this registration statement must be filed to include disclosure required by Item 507 of Regulation S-B with respect to additional selling stockholders and such post-effective amendment must be declared effective prior to its use.


      Any transactions by the selling stockholders may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of Trey's Class A Common Stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of Class A Common Stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the Class A Common Stock may be deemed to be underwriters, and any profit on the sale of Class A Common Stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of Class A common stock under the Equity Line of Credit. Cornell Capital Partners, L.P. will pay Trey 91% of the lowest closing bid price of Trey's Class A Common Stock on the Over-the-Counter Bulletin Board or other principal trading market on which our Class A Common

Stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will retain 6% of the proceeds received by Trey under the Equity Line of Credit. The 9% discount, the 6% retained amount, along with the one-time commitment fee of 1.5% of the initial outstanding shares of Class A Common Stock are underwriting discounts.


      Cornell Capital Partners, L.P. was formed in February of 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in Trey's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Prospective investors should take these factors into consideration before purchasing Trey's common stock.

      Under the securities laws of certain states, the shares of Class A Common Stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of Class A Common Stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

      We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify Cornell Capital Partners and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $80,000, as well as retention of 6% of the gross proceeds received under the Equity Line of Credit. The estimated offering expenses consist of: a SEC registration fee of $820, printing expenses of $3,000, accounting fees of $10,000, legal fees of $50,000 and miscellaneous expenses of $16,180. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of Class A Common Stock under the Equity Line of Credit.

      The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of Class A Common Stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Class A Common Stock of Trey while such selling stockholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling stockholders are not permitted to cover short sales by purchasing shares while the Offering is taking place. Cornell Capital Partners can cover any short positions only with shares received from Trey under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of Class A Common Stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

                            AND RESULTS OF OPERATIONS

      You should read the following discussion in conjunction with our audited financial statements and related notes included elsewhere in this information statement. Our fiscal year currently ends on December 31, and each of our fiscal quarters ends on the final day of a calendar quarter (each March 31, June 30 and September 30). The following discussion contains forward-looking statements. Please see Forward-Looking Statements for a discussion of uncertainties, risks and assumptions associated with these statements.

Separation From iVoice

      Trey was incorporated under the laws of the State of Delaware on October 3, 2002, as a wholly owned subsidiary of iVoice. Trey will have no material assets or activities until the contribution of the Automatic Reminder software business described in the registration statement relating to the shares to be distributed to iVoice shareholders (the "Spin-Off"). After the Spin-Off, Trey will be an independent public company, with iVoice having no continuing ownership interest in Trey.

      Trey's financial statements have been prepared in accordance with accounting principles generally accepted in the United States, and reflect the historical financial position, results of operations, and cash flows of the business to be transferred to Trey from iVoice as part of the Offering. The financial information included in this registration statement, however, is not necessarily indicative of what Trey's results of operations or financial position would have been had it operated as an independent company during the periods presented, nor is it necessarily indicative of its future performance as an independent company.

      Trey Industries will operate the Automatic Reminder software business. This business has historically operated as a non-reportable segment of iVoice due to its low sales volume and business activity relative to its other business activities. Even if Trey was to operate the Automatic Reminder business on a stand alone basis, Management is uncertain that sufficient cash to sustain its operations will be generated in the next twelve months, or beyond, by the sales activity of the Automatic Reminder. Trey intends to use a portion of the proceeds from any financing arrangements, on sales and marketing efforts for the Automatic Reminder. It is unclear whether such efforts will result in a reasonably successful operating business due to iVoice's previous lack of sales and marketing efforts on the Automatic Reminder, the Company's lack of operating history, the current economic environment and, more specifically, the uncertainty of the telecommunications market.

      Upon effectiveness of the registration statement relating to the shares to be distributed pursuant to the Spin-Off, Trey will be allocated the iVoice corporate assets, liabilities and expenses related to the Automatic Reminder software business based on an estimate of the proportion of such amounts allocable to Trey, utilizing such factors as total revenues, employee headcount and other relevant factors. Trey believes that these allocations have been made on a reasonable basis. Trey believes that all costs allocated to Trey are a reasonable representation of the costs that Trey would have incurred if Trey had performed these functions as a stand-alone company.

      In conjunction with the separation of the Automatic Reminder software business from iVoice, Trey has entered into an administrative services agreement with iVoice.

      iVoice announced in September, 2003 its intention to distribute Trey Class A Common Stock shares to its shareholders upon effectiveness of required Securities and Exchange Commission filings.

Results of Operations for the Nine Months Ended September 30, 2003 as Compared with the Nine Months Ended September 30, 2002

      All revenues reported by Trey are derived from the license of our automatic reminder and call initiating software products to address a business or professional organization's need to automatically confirm pre-set appointments or meetings with customers or clients. Total revenues for the nine months ended September 30, 2003 and September 30, 2002 were $1,350 and $1,050 respectively. The Automatic Reminder business has only operated as a division of iVoice and has never operated on a stand-alone basis. The low sales volume of the Automatic Reminder business is attributable to the minimal resources made available by iVoice for the sales and marketing of the automatic reminder and call initiating software products. Management feels that the sales of the automatic reminder and call initiating software products may increase as greater financial and operational resources are made available for the sales and marketing of the products.

      Gross margin for the nine months ended September 30, 2003 and September 30, 2002 was ($12,585) and ($12,450), respectively. The negative gross margin is a result of amortization of the original purchase price of the Automatic Reminder software reflected in the cost of sales.

      Total operating expenses increased, from $3,428 for the nine months ended September 30, 2002 to $156,561 for the nine months ended September 30, 2003, an increase of $153,133. This increase in the current year nine-month period is attributable to accrued compensation due to Mr. Mahoney pursuant to his employment contract dated January 1, 2003, as well as legal and professional fees incurred in connection with the anticipated registration of shares of Trey from iVoice. These costs were not incurred in the prior period.

      As of September 30, 2003, Trey had 2 part-time employees. Trey is pursuing additions to its sales and management staff, which will increase operating expenditures for payroll and related benefit costs in future quarters.

      The loss from operations for the nine months ended September 30, 2003 was $169,146 compared to $15,878 for the nine months ended September 30, 2002, an increase of $153,268. As discussed above, the material changes in operations result from accrued salary to Trey's Chairman and legal and professional fees incurred with the anticipated registration of shares of Trey from iVoice.

      Other expenses for the nine months ended September 30, 2003 were $16,153 as compared to $886 for the nine-month period ending September 30, 2002, an increase of $15,267. During the current year nine-month period, Trey recorded interest expense on and $14,000 in fees related to the issuance of $140,000 in 5% convertible debentures. In future periods, Trey will incur significant additional expenses related to its financing. Such expenses will include interest expense and charges for the beneficial conversion feature of its convertible debentures. Additionally, the Company will also incur charges for the market discount provided in the Equity Line of Credit with Cornell Capital Partners, L.P.

Results of Operations for Year Ended December 31, 2002, as Compared with the Year Ended December 31, 2001.

      All revenues reported by Trey are derived from the license of our automatic reminder and call initiating software products to address a business or professional organization's need to automatically confirm pre-set appointments or meetings with customers or clients. Total revenues for the twelve months ended December 31, 2002 and December 31, 2001 were $1,050 and $2,134 respectively, a decrease of 50.1%. The decrease in sales for the twelve month period is attributable to the minimal resources made available by iVoice for the sales and marketing of the automatic reminder and call initiating software products. Management feels that the sales of the automatic reminder and call initiating software products may increase as greater financial and operational resources are made available for the sales and marketing of the products.

      Gross margin for the twelve months ended December 31, 2002 and December 31, 2001 was ($16,950) and ($16,219) respectively. The negative gross margin is a result of amortization of the original purchase price of the Automatic Reminder software reflected in the cost of sales.

      Total operating expenses decreased, from $15,120 for the twelve months ended December 31, 2001 to $4,058 for the twelve months ended December 31, 2002, a decrease of $11,062, or 73.2%. Specific line items that reflect the reduction in total operating expenses for the twelve months ended December 31, 2002, include reduced general and administrative expenses of $8,370, reduced research and development costs of $1,569, and reduced selling expenses of $619.

      As of December 31, 2002, Trey had no full-time employees. Trey is pursuing additions to its sales and management staff, which will increase operating expenditures for payroll and related benefit costs in future quarters.

      The loss from operations for the twelve months ended December 31, 2002 was $21,008 compared to $31,339 for the twelve months ended December 31, 2001, a decrease of 33%.

Liquidity and Capital Resources

      To date, Trey has incurred substantial losses, and will require financing for working capital to meet its operating obligations. We anticipate that we will require financing on an ongoing basis for the foreseeable future.

      We intend to sell shares of Class A Common Stock in a public offering immediately following the completion of the distribution in order to generate capital necessary to sustain our operations.


      In January, 2003, the Company entered into a subscription agreement with certain accredited investors to issue $250,000 in convertible debentures, with interest payable at 5% per annum. On March 31, 2003, Trey issued an aggregate of $40,000 in convertible debentures to the individual investors Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott, under the subscription agreement. On September 19, 2003, Trey issued $100,000 in convertible debentures to Cornell Capital Partners pursuant to the subscription agreement. The debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April, 2004.


      Also, in December, 2003, Trey entered into an Equity Line of Credit Agreement. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Trey will be entitled to commence drawing down on the Equity Line of Credit when the Class A Common Stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and the authorization for quotation on the National Association of Securities Dealers Over the Counter Bulletin is obtained and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that this registration statement becomes effective. To date, Trey has not drawn down on the Equity Line of Credit.



      Trey currently has an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney. Trey, for value received, promises to pay Mr. Mahoney the principal sum of $250,000 at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments are due annually. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Trey, par value $0.00001, for each dollar owed, (ii) the number of shares of Class A Common Stock of Trey calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. Trey has yet to record this liability on its financial statements as the promissory note will not be assigned to Trey until the effectiveness of the Registation Statement relating to the Spin-Off.

      Mr. Mahoney has agreed to forego receiving any shares he is or would be entitled to receive in the Spin-Off by virtue of his ownership of either iVoice Class A or Class B Common Stock.


      Kevin Whalen is owed $74,000 in amounts due for unpaid salary from iVoice. This amount is related to services provided to iVoice and unrelated to the operations of Trey. However, because Mr. Whalen is assisting in the preparation of the financial statements and footnotes related to the spin-off, Trey will assume this obligation to Mr. Whalen. Trey will assume this obligation to Kevin Whalen. This amount shall be convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the average closing bid price of Class A Common Stock of Trey for the five (5) business days immediately preceding the conversion date.


      Trey has entered into employment contracts with its Non-Executive Chairman of the Board of Directors and its President. As consideration, Trey agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney shall also be paid the sum of $350,000 upon the completion of the Spin-Off.

      On September 15, 2003, Trey entered into an employment agreement with Mr. Meller. Mr. Meller will serve as Trey's President and Chief Financial Officer for a term of five years. As consideration, Trey agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller shall also be paid the sum of $350,000 upon the completion of the Spin-Off.

      Mr. Mahoney and Mr. Meller have agreed to forego the receipt of the $350,000 payments owed to each of them upon successful completion of the Spin-Off until Management believes it has sufficient financing in place to fund these obligations.

Effect Of Recent Accounting Pronouncements

      SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information" requires that a public company report financial and descriptive information about its reportable operating segments. It also requires that an enterprise report certain information about its products and services, the geographic areas in which they operate and their major customers. In determining the requirements of this pronouncement, Management currently believes that there is no materially reportable segment information with respect to Trey's operations and does not provide any segment information regarding products and services, major customers, and the material countries in which Trey holds assets and reports revenue.

      SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities" requires that certain derivative instruments be recognized in balance sheets at fair value and for changes in fair value to be recognized in operations. Additional guidance is also provided to determine when hedge accounting treatment is appropriate whereby hedging gains and losses are offset by losses and gains related directly to the hedged item. While the standard, as amended, must be adopted in the fiscal year beginning after June 15, 2000, its impact on Trey's financial statements is not expected to be material as Trey has not historically used derivative and hedge instruments.

      SFAS No. 142, "Goodwill and Other Intangible Assets" requires goodwill to be tested for impairment under certain circumstances, and written off when impaired, rather than being amortized as previous standards require. It is effective for fiscal years beginning after December 15, 2001. Early application is permitted for entities with fiscal years beginning after March 15, 2001 provided the first interim period financial statements have not been previously issued. Trey is currently assessing the impact of this pronouncement on its operating results and financial condition.

      Statement of Position ("SOP") No. 98-1 specifies the appropriate accounting for costs incurred to develop or obtain computer software for internal use. The new pronouncement provides guidance on which costs should be capitalized, and over what period such costs should be amortized and what disclosures should be made regarding such costs. This pronouncement is effective for fiscal years beginning after December 15, 1998, but earlier application is acceptable. Previously capitalized costs will not be adjusted. Trey believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on its financial condition or operating results.

      SOP No. 98-5 requires that companies write-off defined previously capitalized start-up costs including organization costs and expense future start-up costs as incurred. Trey believes that it is already in substantial compliance with the accounting requirements as set forth in this new pronouncement and therefore believes that adoption will not have a material effect on its financial condition or operating results.

CRITICAL ACCOUNTING POLICIES

      The discussion and analysis of our financial condition and results of operations are based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate these estimates, including those related to bad debts, inventory obsolescence, intangible assets, payroll tax obligations, and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of certain assets and liabilities. Actual results may differ from these estimates under different assumptions or conditions.

      We have identified below the accounting policies, revenue recognition and software costs, related to what we believe are most critical to our business operations and are discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.

Revenue recognition

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. Presently, 100% of the revenues reported by the Company are derived from the licensing of the Company's Automatic Reminder. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy not to provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      Customers may license the Company's products through our telesales organization, which needs to be hired and through promotions or reseller agreements with independent third parties. A customer may return a product under very limited circumstances during the first thirty days for a replacement if the media is damaged or for a full refund if the software does not perform in accordance with written specifications. Accordingly, the Company records a provision for product returns and allowances against product revenue in the same period the revenue is recorded. The estimates are based on historical sales returns and other known data as well as market and economic conditions.

      Our current products are not sold through retail distribution channels. Current reseller agreements do not provide for a contractual right of return, future price concessions, minimum inventory commitments nor is payment contingent upon the reseller's future sales or our products. Revenues generated from products licensed through marketing channels where the right of return exists, explicitly or implicitly, is reduced by reserves for estimated product returns. Such reserves are estimates based on returns history and current economic and market trends.

Software Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. The Company develops software for licensing to its customers and capitalizes software development costs when technological feasibility has been established. Software development costs not qualifying for capitalization are expensed and classified as research and development expenses in the statements of operations. Research and development expenses and the capitalization rate will fluctuate from period to period depending upon the number and status of software development projects that are in process and the related number of people assigned to those projects.

      Purchased software and capitalized software development costs are amortized using the greater of the revenue method or the straight-line method with useful lives ranging from three to five years. Amortization expense is classified in costs of revenue on the statements of operations. Our products operate on or with other third party software and operating systems. When determining the useful life of a product we consider factors such as the current state of the technology, operating systems on which our products run, competitive products and the potential use of our products by the end user. Technological advances in software operating systems and other software technologies on which our products rely may shorten the expected life cycle of our products. We make an assessment of the useful lives of our products at each balance sheet date. If that assessment determines that a shortened product life has occurred, we amortize the remaining unamortized balances over the new estimated useful life of the product and provide disclosure regarding a change in estimate in the notes to the financial statements pursuant to Accounting Principles Board Opinion No. 20 "Accounting Changes."

      The Company evaluates the estimated net realizable value of each software product at each balance sheet date. The estimate is based on historical and forecasted net revenue for each product. Net revenue is the product revenue reduced by the estimated costs of revenue and, if in development, the estimated cost to complete the development of the product. When the net book value exceeds the estimate of net realizable value, the Company records a write-down to net realizable value on each product affected. Management's ability to achieve its revenue forecast is subject to judgment, competitive pressures, market and economic conditions and management's ability to successfully license its products to its customers. A change in one or more of these factors may influence management's estimates. Accordingly, currently estimated net realizable values are subject to being reduced resulting in corresponding charges for impairment in the future.

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April, 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of the fiscal year, 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May, 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

                             DESCRIPTION OF BUSINESS

Background


      Trey Resources, Inc. (the "Company"), a development stage company, was incorporated in Delaware on October 3, 2002 as a wholly owned subsidiary of iVoice Inc. It is engaged in the design, manufacture, and marketing of specialized telecommunication equipment. As of December 2003, the Company employed two part time employees.


      The following description of our business is intended to provide an understanding of our product and the direction of our initial marketing strategy. As the Company is in its developmental stages, any focus described in the following pages may change and different initiatives may be pursued.

Products

      Reminder- The Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to a client or patient to verify a set appointment or reservation time. The information necessary to place the call is retrieved from an electronic database of information that includes the necessary information to place the call such as the client's or patient's name, phone number and previously set appointment time and a pre-recorded message or instruction that is played back to the call recipient. Using a graphical user interface, Reminder can be easily configured to call a user's clients or patients one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, the Reminder asks call recipients to confirm his or her appointment or to cancel and request rescheduling of their appointment by pressing a key on their telephone keypad.

      The Automatic Reminder source code was developed by and purchased from an unrelated third party. After the original purchase of the software codes, iVoice technical personnel made modifications to the software and product documentation to make it more user friendly. The Reminder uses a standard modem, available in most Personal Computers, to automatically place telephone calls to the client or patient. The application has traditionally been sold as a software solution directly to end-users.

      The potential market for the Reminder includes any business or professional organization that sets appointments or reservations and desires verification of those appointments or reservations in order to provide the business or professional organization ample time to make necessary scheduling changes due to "no-shows" or re-scheduling. The ability of an organization to make more efficient use of its appointment schedule can provide that organization with an increased number of kept appointments and in turn produce increased revenues for a business or professional organization. The Reminder can significantly reduce or eliminate the need for office personnel to place time consuming telephone calls at expensive cost per call rates to customers, clients or patients in order to confirm, pre-set appointments or meetings or to provide call recipients with an important message or information.

Distribution

      As a product line of iVoice, Inc., the Reminder has produced minimal sales revenues for the past three fiscal years. In the past, iVoice devoted limited resources to the marketing of the Reminder. The Company's future revenues depend on its ability to develop a customer base through the establishment of a reseller channel using various marketing and sales promotions.

      The Company intends to market its Reminder and Call Initiating software directly to professionals such as physicians, dentists, accountants, attorneys, salons, restaurants, or any other appointment setting businesses, organizations or associations. We also intend to pursue new markets such as municipalities or government organizations, polling organizations, and any other businesses or organizations that desires to automate telephone call order taking, information providing or telemarketing processes through the use of software that automatically initiates the telephone call; provides statistical reporting of the calls made such as successful and unsuccessful connections made; and records responses received from the call recipient. We intend to market our software products through mediums such as business and trade publications, on-line advertising, broadcast faxing, radio spots and telemarketing.

Competition

      The Company competes generally with a number of other manufacturers of supplemental telecommunications software, telecommunications integrators, as well as application service providers (ASPs), which provide appointment-scheduling services to other businesses and organizations either through internet servers or telecommunication servers. System design and engineering, application technical features and simplicity of user implementation and administration are the principal characteristics of the Reminder that differentiates it from competing products.

      No assurance can be given that our competitors will not develop new technologies or enhancements to their existing products or introduce new products that will offer superior price or performance features. We expect our competitors to offer new and existing products at prices necessary to gain or retain market share. Certain of our competitors have substantial financial resources, which may enable them to withstand sustained price competition or a market downturn better than us. There can be no assurance that we will be able to compete successfully in the pricing of our products, or otherwise, in the future.

      As is customary in the telecommunications industry, the Company produces its products from readily available components purchased from a variety of manufacturers. Printed circuit boards and housings are contracted for manufacture according to Company specifications from among many available suppliers. The business of the Company is not seasonal. The Company maintains no special arrangements relating to working capital items, and as far as it is aware this is standard in the industry. The Company is not subject to environmental protection regulations during the foreseeable future. The Company has spent nothing on research and development in the last three fiscal years. None of the Company's present business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government.

Product Development

      In order to remain competitive, we will have an ongoing need to develop new features and enhancements to our product. The introduction of new features and enhancements will be critical for us to expand the potential market for our products outside of a traditional appointment setting businesses or professional organization. We will also strive to meet the following standards in product development:

      o Ease of Use. Our products are designed to function without extensive and continual user involvement. The aim is to simplify, not complicate, the user's work environment.

      o Schedules for the development of technology products are inherently difficult to predict, and there can be no assurance that we will achieve targeted initial customer shipment dates for any of our products, or at all.

      o We plan to capitalize on our existing computerized telephony technology and our expertise in research, development and marketing to expand our business into products that address the growing market for automated call processing.

      o Our internal development work will be a key component of bringing new product lines to market. In addition, we may pursue a partnering strategy to develop new products.

Business Development

      Business development objectives at Trey will be to focus on three primary functions as listed below:

      1. Negotiate and secure strategic alliances related to our Automatic Reminder products;

      2. Negotiate, secure and manage Original Equipment Manufacturer (OEM) and reseller accounts; and

      3.    Provide leads for the sales staff which will need to be hired.

      Strategic Alliances

      Trey's business development efforts will seek to engage and secure strategic alliances with related telecommunications businesses and professional organizations in order to develop co-marketing programs that will expand market share for our products and develop brand recognition. By entering into strategic alliances with companies that offer telecommunications devices or services to businesses or professional organizations whereby appointment setting and scheduling are of vital importance, we will seek to obtain access to an installed customer base as well as new sales opportunities of our products. Trey has not entered into any strategic alliances, nor is it currently negotiating any such strategic alliances.

      Manage OEM and Reseller Accounts

      While we have traditionally sold our product primarily on a direct basis, we will seek to obtain new OEM and reseller relationships that will serve as an extension of our sales team. Ideally, an OEM agreement, which provides distribution of our software product along with the manufacturers own telecommunication equipment, could produce the most widespread distribution and acceptance of our product at minimal distribution costs. Many of the OEMs have extensive and established reseller channels that could provide an avenue of distribution for our software. To effectively manage these accounts, we will need to provide these resellers with product literature, pricing, and sales leads as well as technical training and support. Trey does not currently have any OEM and/or reseller accounts, nor is it currently negotiating agreements with any such accounts.

      Sales Leads

      Through alliances and marketing relationships, we will constantly be looking for ways to increase the number of leads that can be cultivated by the Trey sales team which will need to be hired. By working with the sales teams of the third parties we believe that we can increase the number of sales staff that sell Trey products, and provide qualified customer leads for the insides sales staff at Trey.

Sales and Marketing

      Trey has traditionally marketed and licensed its products by employing a direct selling model. Trey sales and marketing efforts will concentrate on value added resellers to attempt to maximize revenues. To be successful, we will need to seek out new market opportunities and vertical industries to reach desired revenue levels. With minimal adaptation, some of the possibilities that our software could be used for include the following:

      o Provide municipalities an emergency notification message to residents.
      o     Make informal polls about a particular subject matter or election.
      o Provide notification to a business' customers of a pending shipment or back-order.
      o     Combined with email functions to be used as a marketing tool.

      Developing market possibilities will be crucial to our success. However, we cannot provide any assurance that we will be able to effectively market and sell our products for these uses or that they will be accepted by our perceived market.

Intellectual Property Rights

      We regard some features of our Automatic Reminder and Call Initiating software and documentation to be proprietary intellectual property. We have been and will be dependent in part on our ability to protect our proprietary technology. We will seek to use copyright, trademarks, trade secret laws, confidentiality agreements and other measures if necessary to establish and protect our rights in our proprietary technology. We have not filed any provisional patent applications with respect to some of our application and intellectual property rights. We are currently reviewing our technologies and processes with our patent attorneys to determine if it is possible to obtain any patents or statutory copyrights on any of our proprietary technology which we believe to be material to our future success. If we were to file for any patent or copyright protection, we cannot be certain that others will not develop substantially equivalent or superseding proprietary technology before any patent or copyright protection is awarded to us. Any provisional patent application requires that we file one or more non-provisional patent applications within 12 months from the date of filing to specify the claims asserted for patent protection. Furthermore, there can be no assurance that any confidentiality agreements between our employees and us will provide meaningful protection of our proprietary information in the event of any unauthorized use or disclosure of such proprietary information.

      There can be no assurance that we will not become the subject of claims of infringement with respect to intellectual property rights associated with our products. In addition, we may initiate claims or litigation against third parties for infringement of our proprietary rights or to establish the validity of our proprietary rights. Any such claims could be time consuming and could result in costly litigation or lead us to enter into royalty or licensing agreements rather than disputing the merits of such claims.

Employees

      As of December 31, 2002, we did not have any employees. Since then we have entered into employment agreements with our President and Chief Financial Officer (Mr. Meller) and our Non-Executive Chairman of the Board who also serves as Chief Executive Officer and Chairman of the Board of iVoice, Inc. (Mr. Mahoney). Mr. Mahoney and Mr. Meller will only provide services to Trey on a part-time basis. Many services that would be provided by employees will be provided to Trey by iVoice under an Administrative Services Agreement. Our future success depends in significant part upon obtaining and retaining highly qualified, key technical and senior management personnel.

      Competition for such personnel is intense, and there can be no assurance that we can retain our future key technical and managerial employees who have not yet been hired or that we can assimilate or retain other highly qualified technical and managerial personnel in the future.

Government Regulation

      We are subject to licensing and regulation by a number of authorities in the state and municipality in which we conduct operations. These may include health, safety, and fire regulations. Our operations are also subject to federal and state minimum wage laws governing such matters as working conditions and overtime.

      We are not subject to any necessary government approval or license requirement in order to market, distribute or sell our principal or related products other than ordinary federal, state, and local laws that govern the conduct of business in general.

      On December 18, 2002, the U.S. Federal Trade Commission (FTC) announced a decision to create the national "do not call" registry. Once implemented, consumers will be able to sign up for the national "do not call" registry. Soon after, the FTC will begin to enforce the registry, and consumers who have signed up will be able to file a complaint with the FTC online or by calling a toll-free number. A telemarketer who calls a number on the registry could be fined up to $11,000 for each call. When this law takes effect, it may affect our ability to market our application as a marketing tool. This may have a material adverse effect on our business and results of operations.

                                   MANAGEMENT

      Trey initially intends to have a board of directors that will consist of two directors. Listed below is certain information concerning individuals who are expected to serve as directors and Executive Officers of Trey following the Offering. Mr. Mahoney is currently a director of iVoice and we anticipate that Mr. Mahoney will remain a director of both iVoice and Trey following the Offering.

Name                 Age          Position with Trey Resources, Inc.          Director Since            Term Expires
----                 ---          ----------------------------------          --------------            ------------
Jerry Mahoney        42           Chairman of the Board                       2002                      2007

Mark Meller          44           President and Chief Financial Officer       2003                      2008

      Jerome R. Mahoney. Mr. Mahoney is Trey's Non-Executive Chairman of the Board. He has been a director of iVoice since May 21, 1999. Mr. Mahoney started at Executone Information Systems, a telephone systems manufacturer, and was Director of National Accounts from 1988 to 1989. In 1989, Mr. Mahoney founded Voice Express, Inc., a New York company that sold voicemail systems and telephone system service contracts and installed these systems. Mr. Mahoney sold Voice Express Systems in 1993. From 1993 to 1997, Mr. Mahoney was President of IVS Corp., and on December 17, 1997, he established International Voice Technologies, with which we merged on May 21, 1999. Mr. Mahoney received a B.A. in finance and marketing from Fairleigh Dickinson University, Rutherford, N.J. in 1983.

      Mark Meller. Mr. Meller has been Trey's President and Chief Financial Officer and a director since April, 2003. Since 1988, Mr. Meller has been Chief Executive Officer of Bristol Townsend & Co., Inc., a New Jersey based consulting firm providing merger and acquisition advisory services to middle market companies. Mr. Meller is also a registered principal of Bristol Investment Group, Inc., a New York based NASD member broker dealer. From 1986 to 1988, Mr. Meller was Vice President of Corporate Finance and General Counsel of Crown Capital Group, Inc, a New Jersey based consulting firm providing advisory services for middle market leveraged buy-outs (LBO's). Prior to 1986, Mr. Meller was a financial consultant and practiced law in New York City. He is a member of the New York State Bar.

Compensation of Executive Officers

      No officers or directors of Trey received any compensation for services to Trey during any of the last three fiscal years.

                                    Annual Compensation                         Long-Term Compensation
                           --------------------------------------------    -------------------------------
                                                                                    Awards         Payouts
                                                                           ---------------------   -------
                                                              Other        Restricted
                                                              Annual         Stock      Options/     LTIP      All Other
Name and                             Salary     Bonus      Compensation     Award(s)      SAR's     Payouts   Compensation
Principal Position         Year        ($)       ($)           ($)            ($)          (#)        ($)         ($)
------------------         ----        ---       ---           ---            ---          ---        ---         ---
Jerome R. Mahoney          2003     $180,000      $0            $0             $0            0          0          $0
Chairman of the Board
                           2002          N/A     N/A           N/A            N/A          N/A        N/A         N/A
                           2001          N/A     N/A           N/A            N/A          N/A        N/A         N/A

Mark Meller                2003     $180,000      $0            $0             $0            0          0          $0
President, Chief
Financial Officer          2002          N/A     N/A           N/A            N/A          N/A        N/A         N/A
                           2001          N/A     N/A           N/A            N/A          N/A        N/A         N/A

----------

Employment Agreements

      On January 1, 2003, Trey entered into a five-year employment agreement with Mr. Mahoney. Mr. Mahoney will serve as Trey's Non-Executive Chairman of the Board for a term of five years. As consideration, Trey agreed to pay Mr. Mahoney the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Mahoney shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Mahoney shall also be paid the sum of $350,000 upon the completion of the Spin-Off.

      On September 15, 2003, Trey entered into an employment agreement with Mr. Meller. Mr. Meller will serve as Trey's President and Chief Financial Officer for a term of five years. As consideration, Trey agreed to pay Mr. Meller the sum of $180,000 the first year with a 10% increase every year thereafter. The employment agreement with Mr. Meller provides for a severance payment to him of three hundred percent (300%), less $100, of his gross income for services rendered to Trey in each of the five prior calendar years (or shorter period during which Mr. Meller shall have been employed by Trey) should his employment be terminated following a change in control, as defined in the employment agreement. Mr. Meller shall also be paid the sum of $350,000 upon the completion of the Spin-Off.

Stock Option Plan

      None.

                             DESCRIPTION OF PROPERTY

      Trey does not own any real property for use in its operations or otherwise. Trey currently co-occupies the same space as iVoice and has entered into a separate sublease agreement with iVoice to use the office space located at 750 Highway 34, Matawan, New Jersey. The lease is renewed on a month-to-month basis.

                                LEGAL PROCEEDINGS

      Trey is not party to any material legal proceedings, nor to the knowledge of Trey, is any such proceeding threatened against it.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      In March 2003, Trey issued an aggregate of $40,000 in convertible debentures to Elma S. Foin, Darryl A. Moy, Henry Tyler and Steven R. LeMott. These debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the distribution or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years with all accrued interest due and payable at the end of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April 2004.


      In September 2003, Trey issued $100,000 in convertible debentures to Cornell Capital Partners, LP. These debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the distribution or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. These convertible debentures accrue interest at a rate of 5% per year and are convertible at the holder's option. These convertible debentures have a term of two years with all accrued interest due and payable and the end of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April 2004.


      Effective January 2003, Trey entered into an Equity Line of Credit Agreement, subsequently amended effective as of January 2003. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Subject to certain conditions, Trey will be entitled to commence drawing down on the Equity Line of Credit when the Class A Common Stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. To date, Trey has not drawn down on the Equity Line of Credit. Other than the Equity Line of Credit, no other financing agreement is currently available to Trey. The Equity Line of Credit Agreement does not involve affiliated persons, natural, or corporate.


      In connection with the assignment of assets and liabilities from iVoice to Trey contemplated by the Spin-Off, iVoice will assign to Trey $250,000 of outstanding indebtedness from iVoice to Jerry Mahoney upon completion of the Spin-off. The debt will be subject to a promissory note having substantially the same terms as the note from iVoice to Mr. Mahoney. Trey has issued a promissory note in the amount of $250,000 payable to Mr. Mahoney at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments are due and payable annually. Mr. Mahoney may, at his sole discretion, convert the $250,000 note into Class B Common Stock of Trey at the rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 50% of the lowest price that Trey issues shares of Class A Common Stock subsequent to the date of the note.

      Mr. Mahoney will forego receipt of Trey's Class A Common Stock that he otherwise would have been eligible to receive from the Spin-Off by virtue of his ownership of iVoice's Class B Common Stock.

      In January and September 2003, Trey entered into two separate employment agreements with Mr. Mahoney its Chairman of the Board and Mr. Meller its President. The agreements call for annual compensation of $180,000 per annum, and the usual and customary perquisites and benefits valued at approximately $25,000. The agreements also provide for a bonus of $350,000 per employment agreement to be paid upon successful completion of the Spin-Off. Trey believes that the compensation provided to each of Mr. Mahoney and Mr. Meller are commensurate with compensation levels paid by other companies to management having equivalent experiences and capabilities.


      In February 2003, Trey entered into an administrative services agreement with iVoice. Pursuant to that agreement, iVoice will provide Trey with physical premises, clerical and support staff, and administrative services, as defined, for a period of approximately two years. For these services Trey will pay iVoice $95,000 during the initial year of the term, $95,000 during the second year of the term, and $95,000 during the third year of the term, if extended. The annual fee we will pay iVoice for these services is smaller than what we would incur if Trey had to outsource these services.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER STOCKHOLDER MATTERS


      We anticipate that our common stock will be quoted on the OTC Bulletin Board under the symbol "TREY." There has been no trading market for our shares prior to the date of this prospectus.




HOLDERS OF COMMON EQUITY


      As of January 26, 2004, there was one record holder of our common shares.


DIVIDEND INFORMATION

      To date, Trey has never paid a dividend. We have no plans to pay any dividends in the near future. We intend to retain all earnings, if any, for the foreseeable future, for use in our business operations.

SECURITY OWNERSHIP


      The following table sets forth, as of January 26, 2004, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) the director, (iii) each executive officer and (iv) all directors and executive officers as a group.

----------------------------------------------------------------------------------------------------------------------
                                                      Common Stock                      Common Stock
                                                      Beneficially                      Beneficially
                                                      Owned Before      Percentage      Owned After      Percentage
         Name                 Title of Class            Offering         Ownership        Offering        Ownership
         ----                 --------------            --------         ---------        --------        ---------
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Jerome R. Mahoney        Class A Common Stock                  0(1)           0%(1)              0(1)          0%(1)
----------------------------------------------------------------------------------------------------------------------
                         Class B Common Stock            250,000(2)         100%(2)        250,000(2)        100%(2)
----------------------------------------------------------------------------------------------------------------------
                         Class C Common Stock                  0              0%                 0             0%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Mark Meller              Class A Common Stock                  0              0%                 0             0%
----------------------------------------------------------------------------------------------------------------------
                         Class B Common Stock                  0              0%                 0             0%
----------------------------------------------------------------------------------------------------------------------
                         Class C Common Stock                  0              0%                 0             0%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
iVoice, Inc.             Class A Common Stock                100            100%                 0             0%
----------------------------------------------------------------------------------------------------------------------
                         Class B Common Stock                  0              0%                 0             0%
----------------------------------------------------------------------------------------------------------------------
                         Class C Common Stock                  0              0%                 0             0%
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
All directors and        Class A Common Stock                  0(1)           0%(1)              0(1)          0%(1)
executive officers as
a group (2 persons)
----------------------------------------------------------------------------------------------------------------------
                         Class B Common Stock            250,000(2)         100%(2)        250,000(2)          0%(2)
----------------------------------------------------------------------------------------------------------------------
                         Class C Common Stock                  0              0%                 0             0%
----------------------------------------------------------------------------------------------------------------------

            (1) Does not give effect to the right of Mr. Mahoney pursuant to the Promissory Note to be executed by Mr. Mahoney and Trey in the amount of $250,000 to convert $250,000 of indebtedness into 250,000 shares of Class B Common Stock which is convertible into an indeterminate number of shares of Class A Common Stock.

            (2), Mr. Mahoney may at his option convert the $250,000 Promissory Note to be held by him into Class B Common Stock of Trey at a rate of one dollar per share. The Class B Common Stock is convertible at any time into Class A Common Stock at a rate equal to 50% of the lowest price that Trey issues shares of Class A Common Stock subsequent to the date of the note. Thus by virtue of Mr. Mahoney's right to convert $250,000 of indebtedness into 250,000 shares of Class B Common Stock, Mr. Mahoney is deemed to beneficially own such shares for the purpose of computing the percentage of ownership by him, but such shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                            DESCRIPTION OF SECURITIES

      Pursuant to Trey's certificate of incorporation, as amended, we are authorized to issue 10,000,000,000 shares of Class A Common Stock, par value $0.00001 per share, 50,000,000 shares of Class B Common Stock, par value $0.00001 per share, 20,000,000 shares of Class C Common Stock, par value $0.00001 per share, and 1,000,000 shares of Preferred Stock, par value of $1.00 per share. Below is a description of Trey's outstanding securities, including Class A Common Stock, Class B Common Stock, Class C Common Stock, and Preferred Stock.

CLASS A COMMON STOCK

      Each holder of our Class A Common Stock is entitled to one vote for each share held of record. Holders of our Class A Common Stock have no preemptive, subscription, conversion, or redemption rights. Upon liquidation, dissolution or winding-up, the holders of Class A Common Stock are entitled to receive our net assets pro rata. Each holder of Class A Common Stock is entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth. As of December 22, 2003, Trey had 100 shares of Class A Common
Stock outstanding.

CLASS B COMMON STOCK

      Each holder of Class B Common Stock has voting rights equal to 100 shares of Class A Common Stock. Holders of Class B Common Stock are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. There are 50,000,000 shares authorized and 0 shares issued and outstanding as of December 22, 2003. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions.

CLASS C COMMON STOCK

      Each holder of our Class C Common Stock is entitled to 1,000 votes for each one share held of record. Holders of our Class C Common Stock have no preemptive, subscription, conversion, or redemption rights. Shares of Class C Common Stock are not convertible into Class A Common Stock. There are 20,000,000 shares authorized and 0 shares issued and outstanding as of December 22, 2003. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. We have not paid any dividends on our common stock and do not contemplate doing so in the foreseeable future. We anticipate that any earnings generated from operations will be used to finance our growth.

PREFERRED STOCK

      Trey filed an amendment to their certificate of incorporation, authorizing the issuance of 1,000,000 shares of Preferred Stock, par value $1.00 per share. As of December 22, 2003, Trey has not issued any shares of Preferred Stock.

      Our board of directors is authorized (by resolution and by filing an amendment to our certificate of incorporation and subject to limitations prescribed by the General Corporation Law of the State of Delaware) to issue, from to time, shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

      o the number of shares constituting that series and the distinctive designation of that series;

      o the dividend rate on the shares of that series, whether dividends are cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

      o whether that series has voting rights, in addition to voting rights provided by law, and, if so, the terms of those voting rights;

      o whether that series has conversion privileges, and, if so, the terms and conditions of conversion, including provisions for adjusting the conversion rate in such events as our board of directors determines;

      o whether or not the shares of that series are redeemable, and, if so, the terms and conditions of redemption, including the dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

      o whether that series has a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of that sinking fund;

      o the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of Trey, and the relative rights of priority, if any, of payment of shares of that series; and

      o any other relative powers, preferences and rights of that series, and qualifications, limitations or restrictions on that series.

      If we liquidate, dissolve or wind up our affairs, whether voluntarily or involuntarily, the holders of Preferred Stock of each series will be entitled to receive only that amount or those amounts as are fixed by the certificate of designations or by resolution of the board of directors providing for the issuance of that series.

Options And Warrants

      None.

Debt

      None.

Transfer Agent

      Trey's transfer agent is Fidelity Transfer Company. Its address is 1800 South West Temple, Suite 301, Salt Lake City, Utah 84115. Its telephone number is (801) 484-7222.

Limitation of Liability: Indemnification

      Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Trey to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Trey.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Trey pursuant to the foregoing, or otherwise, Trey has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation

      Authorized and unissued stock. The authorized but unissued shares of our capital stock are available for future issuance without our stockholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Trey that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with Trey's Board of Directors' desires. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

      Some of the provisions of Trey's certificate of incorporation and bylaws may have the effect of making the acquisition of control of Trey in a transaction not approved by Trey's board of directors more difficult. Moreover, some of the provisions of the agreement providing for tax disaffiliation and other tax-related matters that Trey will enter into in connection with the registration could discourage potential acquisition proposals.

EXPERTS

      The financial statements for the years ended December 31, 2002 and December 31, 2001, included in the Prospectus have been audited by Mendlowitz Weitsen, LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Trey's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

      McCarter & English, LLP, Newark, New Jersey, will pass upon the validity of the shares of common stock offered hereby for us.

HOW TO GET MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                              TREY INDUSTRIES, INC.

                              FINANCIAL STATEMENTS

Contents                                                                    Page

INDEPENDENT AUDITOR'S REPORT                                                F-2

AUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                      F-3

         Statements of Operations                                           F-4

         Statements of Owner's Equity                                       F-5

         Statements of Cash Flows                                           F-6

NOTES TO AUDITED FINANCIAL STATEMENTS                                       F-7

UNAUDITED FINANCIAL STATEMENTS

         Balance Sheet                                                      F-16

         Statements of Operations                                           F-17

         Statements of Owner's Equity                                       F-18

         Statements of Cash Flows                                           F-19

NOTES TO UNAUDITED FINANCIAL STATEMENTS                                     F-20

SELECTED HISTORICAL AND PRO FORMA
         FINANCIAL INFORMATION                                              F-29

         Condensed Unaudited Pro Forma Balance Sheet                        F-30

         Unaudited Pro Forma Statement of Operations                        F-31

         Unaudited Pro Forma Statement of Operations                        F-32

NOTES TO CONDENSED UNAUDITED PRO FORMA
         FINANCIAL INFORMATION                                              F-33

                          INDEPENDENT AUDITOR'S REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDER'S OF
TREY RESOURCES, INC.
Matawan, New Jersey

We have audited the accompanying balance sheet of the patient reminder software business of iVoice, Inc. (TREY RESOURCES, INC., a wholly owned subsidiary of iVoice, Inc.) as of December 31, 2002 and the related statements of operations, stockholder's deficiency and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the patient reminder software business of iVoice, Inc. (TREY RESOURCES, INC.) as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

These financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Company relies on iVoice, Inc. for administrative, management, research and other services. Accordingly, these financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, the Company had net losses and negative cash flows from operations for the years ended December 31, 2002 and 2001, and as of those dates had negative working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                                         MENDLOWITZ WEITSEN, LLP
East Brunswick, New Jersey
May 8, 2003

                              TREY RESOURCES, INC.
                                  BALANCE SHEET
                                December 31, 2002

                                     ASSETS

CURRENT ASSETS

      Total current assets                                                   --
                                                                      ---------

OTHER ASSETS

      Intangibles                                                        27,000
                                                                      ---------
      Total Other Assets                                                 27,000
                                                                      ---------

      TOTAL ASSETS                                                    $  27,000
                                                                      =========

                         LIABILITIES AND OWNER'S EQUITY

CURRENT LIABILITIES
  Due to iVoice, Inc.                                                 $     314
                                                                      ---------

       Total current liabilities                                            314
                                                                      ---------

COMMITMENTS AND CONTINGENCIES

OWNER'S EQUITY
    Common stock, par value $.01; Authorized - 2,000 shares;
        Issued and outstanding - 100 shares                                   1
    Additional paid in capital                                               99
    Net investment - iVoice, Inc.                                       129,601
    Accumulated deficit                                                (103,015)
                                                                      ---------
    Total stockholders' equity                                           26,686
                                                                      ---------

      TOTAL LIABILITIES AND OWNER'S EQUITY                            $  27,000
                                                                      =========

                              TREY RESOURCES, INC.

                             STATEMENT OF OPERATIONS
                 For The Years Ended December 31, 2002 and 2001

                                                                   2002         2001
                                                                   ----         ----
SALES, net                                                       $  1,050     $  2,134

COST OF SALES                                                      18,000       18,353
                                                                 --------     --------

GROSS PROFIT                                                      (16,950)     (16,219)
                                                                 --------     --------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
       Selling expenses                                               211          830
       General & administrative                                     3,262       11,632
       Research & development                                         372        1,941
       Depreciation & amortization                                    213          717
                                                                 --------     --------
              Total Selling, General & Administrative expense       4,058       15,120
                                                                 --------     --------

LOSS FROM OPERATIONS                                              (21,008)     (31,339)
                                                                 --------     --------

OTHER INCOME\(EXPENSE)
       Other income                                                   294           --
       Interest expense                                              (715)      (3,358)
                                                                 --------     --------
              Total other (expense)                                  (421)      (3,358)
                                                                 --------     --------

LOSS BEFORE INCOME TAXES                                          (21,429)     (34,697)
                                                                 --------     --------

PROVISION FOR INCOME TAXES                                             --           --
                                                                 --------     --------

NET LOSS                                                         $(21,429)    $(34,697)
                                                                 ========     ========

PRO FORMA NET LOSS PER COMMON SHARE:

Basic                                                            $  (0.01)
                                                                 ========

Diluted                                                          $  (0.01)
                                                                 ========

                              TREY RESOURCES, INC.
                           STATEMENT OF OWNER'S EQUITY
                 For The Years Ended December 31, 2002 and 2001

                                         Common      Common     Additional      Net                       Total
                                         Stock       Stock       Paid in     Investment   Accumulated    Owner's
                                         Shares      Amount      Capital    iVoice, Inc.    Deficit      Equity
                                         ------      ------      -------    ------------    -------      ------
Balance January 1, 2001                      --    $      --    $      --    $ 110,810    $ (46,889)    $  63,930

Net transactions with iVoice, Inc.           --           --           --       15,980           --        15,980

Net loss for the year  ended
December  31, 2001                           --           --           --           --      (34,697)      (34,697)

Balance at January 1, 2002                   --    $      --    $      --    $ 126,799    $ (81,586)    $  45,213

Issuance of common stock for cash           100            1           99           --           --           100

Net transactions with iVoice, Inc.           --           --           --        2,802           --         2,802

Net loss for the year  ended
December  31, 2002                           --           --           --           --      (21,429)      (21,429)
                                      ---------    ---------    ---------    ---------    ---------     ---------

Balance at December 31, 2002                100    $       1    $      99    $ 129,601    $(103,015)    $  26,686
                                      =========    =========    =========    =========    =========     =========

                              TREY RESOURCES, INC.
                             STATEMENT OF CASH FLOWS
                 For The Years Ended December 31, 2002 and 2001

                                                            2002         2001
                                                            ----         ----

CASH FLOW FROM OPERATING ACTIVITIES
   Net loss                                               $(21,429)    $(34,697)

   Adjustments to reconcile net loss to net
    cash (used in) provided by operating activities
   Depreciation and amortization                            18,213       18,717
   Changes in operating assets and liabilities                  --           --
                                                          --------     --------
   Net cash used in operating activities                    (3,216)     (15,980)
                                                          --------     --------

CASH FLOWS FROM INVESTING ACTIVITIES
         Net cash used in investing activities                  --           --
                                                          --------     --------

CASH FLOWS FROM FINANCING ACTIVITIES
   Issuance of common stock                                    100           --
   Due from related party                                      314           --

   Cash transfers to iVoice                                 (1,050)      (2,134)

   Allocation of costs by iVoice                             3,852       18,114
                                                          --------     --------

   Net cash provided by financing activities                 3,216       15,980
                                                          --------     --------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            --           --

CASH - beginning                                                --           --
                                                          --------     --------

CASH - end                                                $     --     $     --
                                                          ========     ========

         CASH PAID DURING THE YEAR FOR:

   Interest expense                                       $     --     $     --
                                                          ========     ========
   Income taxes                                           $     --     $     --
                                                          ========     ========

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

      For the Period Ended December 31, 2002

      a) On October 3, 2002, the Company issued an initial 100 shares of common stock to its parent company iVoice, Inc. for a value of $100.

NOTE 1 - BACKGROUND

On April 1, 2003, the Board of Directors of iVoice, Inc. ("iVoice") resolved to pursue the separation of its Patient Reminder ("Reminder")software business from its speech recognition and computerized telephony business into two publicly owned companies. iVoice will continue to focus on its own computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, and Interactive Voice Response (IVR) software source codes and related business development operations. Trey Resources, Inc. (the "Company") will continue to develop, market and license the Reminder line of computerized telephony software.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of the Reminder, and certain accrued liabilities and related party debt into a wholly-owned subsidiary of iVoice., Trey Resources, Inc. ("Trey", formerly known as iVoice Acquisition 1, Inc. and trey Industries, Inc.) and subsequently distributed on a pro-rata basis to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, iVoice and Trey have entered into an Administrative Services Agreement that provides each other with certain administrative and operational services over a certain period of time to assist Trey with its transition to a separate company.

Trey also intends to assume $324,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into common stock of Trey Resources at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Reminder line of computerized telephony software developed by iVoice. The Company's Automatic Reminder software is designed to address an organization's ability to make more efficient use of its appointment schedule reducing cancellations and no-shows and saving valuable staff hours of tedious phone calling.

The Patient Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to a client or patient to verify a set appointment or reservation time. The information necessary to place the call is retrieved from a database of information that includes the client or patients name, phone number and previously set appointment time. Using a graphical user interface, Reminder can be easily configured to call a user's clients or patients one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, the Reminder asks call recipients to confirm his or her appointment or to cancel and request rescheduling of their appointment by pressing a key on their telephone keypad.

The potential market for the Reminder includes any business or professional organization that sets appointments or reservations and desires verification of those appointments or reservations. Appointment verification provides the business or professional organization ample time to make necessary scheduling changes due to "no-shows" or re-scheduling. The ability of an organization to make more efficient use of its appointment schedule can provide that organization with an increased number of kept appointments and in turn produce increased profitability for a business or professional organization.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company

As of December 31, 2002, the Company had a net loss, a negative cash flow from operations as well as negative working capital. Also, the parent Company, iVoice which has been the main source of funding, has substantial doubt whether it can continue as a going concern as stated in its audit report dated February 27, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to raise capital and/or generate positive cash flows from operations.

In order to provide necessary working capital, in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes will be convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date. Additionally, the Company has also entered into an Equity Line of Credit Agreement where the Company may, at its discretion, periodically sell to an investor, shares of Class A common stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under Section 12(g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

            The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Patient Reminder business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented.

b) Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c) Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Automatic Reminder software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software. It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

d) Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warrant period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

e) Product Warranties

      The company estimates its warranty costs based on historical warranty claim experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

f) Research and development costs

      Research and development costs will be charged to expense as incurred.

g) Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board ("FASB") of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits due to the Company not having any material operations for the years ended December 31, 2002 and 2001.

h) Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

i) Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common stockholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the company's net loss position. Since the earnings per share information is being shown on a pro forma basis, only the most recent year has been presented. The shares used in the computations are as follows:

                                                        As of December 31, 2002
                                                        -----------------------

Pro Forma Basic and Diluted purposes                    3,000,100
                                                        =========

j) Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of December 31, 2002 and 2001, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

k) Recent Accounting Pronouncements

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of fiscal 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS

No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of software source codes originally purchased by iVoice for $90,000 in May 1999. The asset is reflected at its original cost net of accumulated amortization of $63,000, from the date acquired by iVoice. The asset is being amortized over a 5-year period.

In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At December 31, 2002, we found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6 - SUBSEQUENT EVENTS

The following two financing transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

In January 2003, Trey entered into an Equity Line of Credit with Cornell Capital Partners, L.P. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise capital to fund its working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. Pursuant to the agreement with Cornell Capital Partners, LP, the Company plans to register for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission. The offering will terminate 24 months after the Securities and Exchange Commission declares the registration statement effective.

Also in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $250,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the years ended December 31, 2002 and 2001, iVoice allocated operating costs of $22,058 and $33,120 respectively to Trey. These allocations are reflected in the selling, general and administrative, cost of revenue and research and development line items in our statements of operations The general corporate expenses allocation is primarily for cash management, selling expenses, legal, accounting, tax, insurance, public relations, advertising, and human resources. The amortization of the Automatic Reminder software has been reflected as cost of sales. Other general categories of operating expenses, as well as other income and other expense have been allocated to Trey by iVoice based upon a ratio of revenues of the Automatic reminder Software over total iVoice revenues for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if Trey had performed these functions as a stand-alone company.

Subsequent to the spin-off, the Company has entered into a Transition Support Service Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.

NOTE 8 - INCOME TAXES

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

      Federal Income Tax Rate                                      (34.0)%
      Deferred Tax Charge (Credit)                                    --
      Effect on Valuation Allowance                                 38.7%
      State Income Tax, Net of Federal Benefit                      (4.1)%
      Effective Income Tax Rate                                      0.0%
                                                                   =====

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return, however the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 9 COMMITMENTS AND CONTINGENCIES

As discussed in Note 5, the Company has entered into a subscription agreement with certain purchasers for the sale of $250,000 in convertible debentures. The notes will be convertible into Class A common stock at the discretion of the holders. Additionally, the Company has entered into an Equity Line of Credit agreement whereby the Company, at their discretion, may periodically sell to an investor, shares of Class A common stock to raise capital to fund its working capital needs. These transactions will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

As discussed in Note 6, the Company has entered into a Transition Support Service Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.

Trey also intends to assume a total of $324,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The terms and conditions of the liabilities and debt being assumed are as follows:

Kevin Whalen, a former officer of iVoice, is owed $74,000 in amounts due for unpaid salary incurred while an officer of iVoice. The amount owed does not bear any interest. This amount shall be convertible by the obligee into Class A Common Stock of Trey Resources, Inc. calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the lowest bid price of Class A Common Stock of Trey Resources, Inc. for the five (5) business days prior to the date of the request to convert.

The Company is also assuming outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and President and Chief Executive Officer of Trey Resources. The note will bear interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., no par value, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 10 - COMMON STOCK

In accordance with it s Certificate of Incorporation filed on October 4, 2002, the Company is authorized to issue 2,000 shares $.01 par value. On April 24, 2003, the Company amended its Certificate of Incorporation to change the par value of its Common Stock from $.01 to $.00001 and to increase the number of shares the Company is authorized to issue from 2,000 to 10,000,000,000. The amendment also provided to create and authorize to issue 50,000,000 shares of Class B Common Stock, $.00001 par value. The amendment also provided to create and authorize to issue 20,000,000 shares of Class C Common Stock, $.00001 par value.The amendment also granted the board of directors the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

a) Class A Common Stock

      Class A Common Stock consists of the following as of December 31, 2002:
2,000 shares of authorized common stock with a par value of $.01, 100, shares were issued and outstanding.

      Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

b) Class B Common Stock

      Class B Common Stock consists of 50,000,000 shares of authorized common stock with no par value. Class B stock has voting rights of 100 to 1 with respect to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon our liquidation, dissolution, or winding-up, holders of Class B Common Stock will be entitled to receive distributions. As of December 31, 2002, no shares were issued or outstanding;

c) Class C Common Stock

      Class C Common Stock consists of 20,000,000 shares of authorized common stock with no par value. Class C stock has voting rights of 1 vote for every 1,000 shares. Shares of Class C Common Stock are not convertible into Class A Common Stock. Upon liquidation, dissolution or winding-up, the holders of Class C Common Stock are not entitled to receive our net assets pro rata. As of December 31, 2002, no shares were issued or outstanding;.

d) Preferred Stock

      Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of December 31, 2002, no shares were issued or outstanding.

                              TREY RESOURCES, INC.
                                  BALANCE SHEET
                               September 30, 2003
                                   (Unaudited)

                                     ASSETS

CURRENT ASSETS
  Cash                                                                   $  16,397
  Prepaid expenses                                                          55,000
  Due from iVoice, Inc.                                                     54,086
                                                                         ---------
      Total current assets                                                 125,483
                                                                         ---------

OTHER ASSETS

      Intangibles                                                           13,500
                                                                         ---------
      Total Other Assets                                                    13,500
                                                                         ---------

      TOTAL ASSETS                                                       $ 138,983
                                                                         =========

                    LIABILITIES AND STOCKHOLDER'S DEFICIENCY

CURRENT LIABILITIES
  Accounts payable and accrued expense                                   $ 118,636
  5% Convertible debentures                                                140,000
                                                                         ---------

       Total current liabilities                                           258,636
                                                                         ---------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S DEFICIENCY
    Common stock:
      Class A, par value $.00001; Authorized - 10,000,000,000 shares;
       issued and outstanding - 100 shares                                       1
      Class B, par value $.00001; Authorized - 50,000,000 shares;
       no shares issued and outstanding                                         --
      Class C, par value $.00001; Authorized - 20,000,000 shares;
       no shares issued and outstanding                                         --
    Preferred Stock; Par value $1.00; Authorized 1,000,000 shares;
       no shares issued and outstanding                                         --
    Net investment - iVoice, Inc.                                          133,561
    Additional paid in capital                                              35,099
    Accumulated deficit                                                   (288,314)
                                                                         ---------
    Total stockholders' deficiency                                        (119,653)
                                                                         ---------

    TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY                       $ 138,983
                                                                         =========

                              TREY RESOURCES, INC.
                             STATEMENT OF OPERATIONS
              For The Nine Months Ended September 30, 2003 and 2002
                                   (Unaudited)

                                                                    2003          2002
                                                                    ----          ----
SALES, net                                                       $   1,350     $   1,050

COST OF SALES                                                       13,935        13,500
                                                                 ---------     ---------

GROSS PROFIT                                                       (12,585)      (12,450)
                                                                 ---------     ---------

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES
       Selling expenses                                                298           214
       General & administrative                                    155,235         2,823
       Research & development                                          604           391
       Depreciation & amortization                                     424            --
                                                                 ---------     ---------
              Total Selling, General & Administrative expense      156,561         3,428
                                                                 ---------     ---------

LOSS FROM OPERATIONS                                              (169,146)      (15,878)
                                                                 ---------     ---------

OTHER INCOME\(EXPENSE)
       Write-off of financing costs                                (14,000)           --
       Interest expense                                             (2,153)         (886)
                                                                 ---------     ---------
              Total other expense                                  (16,153)         (886)
                                                                 ---------     ---------

LOSS BEFORE INCOME TAXES                                          (185,299)      (16,764)
                                                                 ---------     ---------

PROVISION FOR INCOME TAXES                                              --            --
                                                                 ---------     ---------

NET LOSS                                                         $(185,299)    $ (16,764)
                                                                 =========     =========

PRO FORMA NET LOSS PER COMMON SHARE:

Basic                                                            $   (0.06)
                                                                 =========
Diluted                                                          $   (0.06)
                                                                 =========

                              TREY RESOURCES, INC.
                           STATEMENT OF OWNER'S EQUITY
                  For the Nine Months Ended September 30, 2003
                                   (Unaudited)

                                     Common    Common      Additional         Net                             Total
                                     Stock     Stock        Paid in        Investment     Accumulated        Owner's
                                     Shares    Amount       Capital        iVoice, Inc.     Deficit         Deficiency
                                     ------    ------       -------        ------------     -------         ----------
Balance at January 1, 2003             100      $  1       $      99       $ 129,601       $(103,015)       $  26,686

Sale of convertible debentures                                35,000                                           35,000

Net transactions with iVoice, Inc.                                             3,960                            3,960

Net loss for the nine months
ended September 30, 2003                --        --              --              --        (185,299)        (185,299)
                                      ----      ----       ---------       ---------       ---------        ---------

Balance at September 30, 2003          100      $  1       $  35,099       $ 133,561       $(288,314)       $(119,653)
                                      ====      ====       =========       =========       =========        =========

                              TREY RESOURCES, INC.
                             STATEMENT OF CASH FLOWS
              For The Six Months Ended September 30, 2003 and 2002
                                   (Unaudited)

                                                              2003          2002
                                                              ----          ----
CASH FLOW FROM OPERATING ACTIVITIES
   Net loss                                                $(185,299)    $ (16,764)

   Adjustments to reconcile net loss to net
    cash (used in) provided by operating activities
   Depreciation and amortization                              13,924        13,500
   Changes in operating assets and liabilities
      Increase in accounts payable and accrued expenses      118,636            --
                                                           ---------     ---------
   Net cash used in operating activities                     (52,739)       (3,264)
                                                           ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Net cash used in investing activities                          --            --
                                                           ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Cash transfer to iVoice                                   (77,350)       (1,050)
   Cash transfer from iVoice                                   1,600            --

   Allocation of costs by iVoice                               4,886         4,314

   Sale of convertible debentures                            140,000            --
                                                           ---------     ---------

   Net cash provided by financing activities                  69,136         3,264
                                                           ---------     ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS              --            --

CASH - beginning                                                  --            --
                                                           ---------     ---------

CASH - end                                                 $  16,397     $      --
                                                           =========     =========

         CASH PAID DURING THE YEAR FOR:

   Interest expense                                        $      --     $      --
                                                           =========     =========

   Income taxes                                            $      --     $      --
                                                           =========     =========

SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING ACTIVITIES

For the Nine Months Ended September 30, 2003

a) The Company issued $40,000 on March 31, 2003 and an additional $100,000 on September 19, 2003 of its 5% Convertible Debentures with a 20% beneficial conversion feature. The beneficial conversion has been recorded as a prepaid financing cost until such time as the Company's Class A common stock into which the debentures are convertible is registered. Upon effective registration of the Company's common stock, any amounts capitalized as beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5.

NOTE 1 - BACKGROUND

On April 1, 2003, the Board of Directors of iVoice, Inc. ("iVoice") resolved to pursue the separation of its Automatic Reminder ("Reminder") software business from its speech recognition and computerized telephony business into two publicly owned companies. iVoice will continue to focus on its own computerized telephony technology, which include its Automatic Speech Recognition (ASR) engine, Voicemail, Unified Messaging, and Interactive Voice Response (IVR) software source codes and related business development operations. Trey Resources, Inc. (the "Company") will continue to develop, market and license the Reminder line of computerized telephony software.

The spin-off transaction will be accomplished by the distribution of certain intellectual property, representing the software codes of the Automatic Reminder, and certain accrued liabilities and related party debt into a wholly-owned subsidiary of iVoice., Trey Resources, Inc. ("Trey", formerly known as iVoice Acquisition 1, Inc.) and subsequently distributed on a pro-rata basis to iVoice shareholders in the form of a taxable dividend.

In conjunction with the spin-off, iVoice and Trey have entered into an Administrative Services Agreement that provides each other with certain administrative and operational services over a certain period of time to assist Trey with its transition to a separate company.

Trey also intends to assume $324,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The debt being assumed will be convertible into common stock of Trey Resources at the option of the holder as later described in these notes.

NOTE 2 - BUSINESS OPERATIONS

The Company will continue to develop, market and license the Reminder line of computerized telephony software developed by iVoice. The Company's Automatic Reminder software is designed to address an organization's ability to make more efficient use of its appointment schedule reducing cancellations and no-shows and saving valuable staff hours of tedious phone calling.

The Reminder is a Microsoft(R) Windows(R) based software application that automatically initiates a telephone call to a client or patient to verify a set appointment or reservation time. The information necessary to place the call is retrieved from a database of information that includes the client or patients name, phone number and previously set appointment time. Using a graphical user interface, Reminder can be easily configured to call a user's clients or patients one time or multiple times, on different phones, in different languages, and at different times. Reminder also provides statistics on calls placed such as calls attempted, calls completed, intercepted, retried, and busy/no answer calls with its innovative call reporting feature. Through a series of steps that includes pre-recorded prompts, the Reminder asks call recipients to confirm his or her appointment or to cancel and request rescheduling of their appointment by pressing a key on their telephone keypad.

The potential market for the Reminder includes any business or professional organization that sets appointments or reservations and desires verification of those appointments or reservations. Appointment verification provides the business or professional organization ample time to make necessary scheduling changes due to "no-shows" or re-scheduling. The ability of an organization to make more efficient use of its appointment schedule can provide that organization with an increased number of kept appointments and in turn produce increased profitability for a business or professional organization.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has traditionally operated as a separate non-reporting component of iVoice, Inc. and accordingly these financial statements have been derived from the consolidated financial statements and accounting records of iVoice, Inc., and reflect significant assumptions and allocations. The Company relies on iVoice, Inc. for administrative, management, research and other services. These financial statements do not necessarily reflect the financial position, results of operations, and cash flows of the Company had it been a stand-alone Company

As of September 30, 2003, the Company had a net loss, a negative cash flow from operations as well as negative working capital of $133,153. These matters raise substantial doubt about the Company's ability to continue as a going concern. Therefore, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn, is dependent upon the Company's ability to continue to raise capital and/or generate positive cash flows from operations.

In order to provide necessary working capital, in January 2003, the Company entered into a subscription agreement with certain purchasers to issue $140,000 in convertible debentures, with interest payable at 5% per annum. The notes will be convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date. Additionally, the Company has also entered into an Equity Line of Credit Agreement where the Company may, at its discretion, periodically sell to an investor, shares of Class A common stock to raise capital to fund working capital needs. These two financing transactions will require the Company to register its common stock under Section 12(g) of the U.S. Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) Basis of Presentation

      The accompanying financial statements have been derived from the consolidated financial statements and accounting records of iVoice using the historical results of operations and historical basis of assets and liabilities of the Company's Automatic Reminder business. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company's results of operations, financial position, and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented.

b) Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

c) Software License Costs

      Software license costs are recorded at cost, which approximates fair market value as of the date of purchase. These costs represent the purchase of various exploitation rights to certain software, pre-developed codes and systems developed by Parwan Electronics, Corp. ("Parwan"), a non-related third party. These costs are capitalized pursuant to Statement of Financial Accounting Standards ("SFAS") 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed". The Company has adopted SFAS No. 121. The carrying value of software license costs are regularly reviewed by the Company and a loss would be recognized if the value of the estimated un-discounted cash flow benefit related to the asset falls below the unamortized cost. Historically the Automatic Reminder software technology has produced limited sales revenue. However, management believes that the limited sales generated result from a lack of application of Company sales and marketing resources to the software. It is Management's plan to devote such resources to its software technology to recognize the technology's potential value and therefore, no impairment loss has been recorded.

d) Revenue Recognition

      The Company derives its revenues from the licensing of its software product and optional customer support (maintenance) services. The Company's standard license agreement provides for a one-time fee for use of the Company's product in perpetuity for each computer or CPU in which the software will reside. The Company's software application is fully functional upon delivery and implementation and does not require any significant modification or alteration. The Company also offers customers an optional annual software maintenance and support agreement for the subsequent one-year periods. Such maintenance and support services are free for the first year the product is licensed and is considered the warranty period. The software maintenance and support agreement provides free software updates, if any, and technical support the customer may need in deploying or changing the configuration of the software. Generally, the Company does not license its software in multiple element arrangements whereby the customer purchases a combination of software and maintenance. In a typical arrangement, software maintenance services are sold separately from the software product; are not considered essential to the functionality of the software and are purchased at the customer's option upon the completion of the first year licensed.

      The Company does not offer any special payment terms or significant discount pricing. Normal and customary payment terms require payment for the software license fees when the product is shipped. Payment for software maintenance is due prior to the commencement of the maintenance period. It is also the Company's policy to not provide customers the right to refund any portion of its license fees. The Company accepts Visa and MasterCard as well as company checks.

      With respect to the sale of software license fees, the Company recognizes revenue in accordance with Statement of Position 97-2, Software Revenue Recognition (SOP 97-2), as amended, and generally recognizes revenue when all of the following criteria are met: (1) persuasive evidence of an arrangement exists generally evidenced by a signed, written purchase order from the customer, (2) delivery of the software product on Compact Disk (CD) or other means to the customer has occurred, (3) the perpetual license fee is fixed or determinable and (4) collectibility, which is assessed on a customer-by-customer basis, is probable.

      With respect to customer support services, upon the completion of one year from the date of sale, considered to be the warranty period, the Company offers customers an optional annual software maintenance and support agreement for subsequent one-year periods. Sales of purchased maintenance and support agreements are recorded as deferred revenues and recognized over the respective terms of the agreements.

e) Product Warranties

      The company estimates its warranty costs based on historical warranty claim experience in estimating potential warranty claims. Due to the limited sales of the Company's products, management has determined that warranty costs are immaterial and has not included an accrual for potential warranty claims. Presently, costs related to warranty coverage are expensed as incurred. Warranty claims are reviewed quarterly to verify that warranty liabilities properly reflect any remaining obligation based on the anticipated expenditures over the balance of the obligation period.

f) Research and development costs

      Research and development costs will be charged to expense as incurred.

g) Income Taxes

      The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" ("Statement 109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There were no current or deferred income tax expense or benefits have been recorded due to the Company not having any material operations for the nine months ended September 30, 2003.

h) Organization Costs

      Organization costs consist primarily of professional and filing fees relating to the formation of the Company. These costs have been expensed.

i) Earnings Per Share

      SFAS No. 128, "Earnings Per Share" requires presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS").

      The computation of basic pro forma EPS is computed by dividing income available to common stockholders by the expected number of shares to be issued in connection with the Company's proposed spin-off from iVoice, Inc. Diluted earnings per share gives effect to all dilutive potential Common shares outstanding during the period. The computation of diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings resulting from the company's net loss position.. Since the earnings per share information is being shown on a pro forma basis, only the most recent period has been presented. The shares used in the computations are as follows:

                                                        As of September 30, 2002
                                                        ------------------------

Pro Forma Basic and Diluted purposes                    3,000,100
                                                        =========

j) Comprehensive Income

      SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The items of other comprehensive income that are typically required to be displayed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. As of September 30, 2003, the Company has no items that represent comprehensive income, and thus, has not included a statement of comprehensive income.

k) Recent Accounting Pronouncements

      In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), which requires variable interest entities to be consolidated by the primary beneficiary of the entity if certain criteria are met. FIN 46 is effective for all new variable interest entities created after January 31, 2003. For variable interest entities created or acquired before February 1, 2003, the provisions of FIN 46 become effective for the Company on September 1, 2003. The Company does not expect that the adoption of FIN 46 will have a material impact on its financial position, results of operations or cash flows.

      In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." Except as noted below, the Company is required to adopt this statement by the first quarter of fiscal 2004. Certain provisions of this statement relating to SFAS No. 133 implementation issues that have been effective for prior fiscal quarters will continue to be applied in accordance with their respective effective dates. The Company does not expect that the adoption of SFAS No. 149 will have a material impact on its financial position, results of operations or cash flows.

      In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS

No. 150 establishes standards for classification and measurement of certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for the Company on September 1, 2003. The Company does not expect that the adoption of SFAS No. 150 will have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of software source codes originally purchased by iVoice for $90,000 in May 1999. The asset is reflected at its original cost net of accumulated amortization of $76,500, from the date acquired by iVoice. The asset is being amortized over a 5-year period.

In accordance with FAS 142 goodwill and indefinite-lived intangible assets are reviewed for impairment at least annually, and whenever events or changes in circumstances indicate the carrying amounts of the assets may be impaired. We have elected to perform our impairment review during the fourth quarter of each year, in conjunction with our annual planning cycle. At December 31, 2002, the most recent impairment review, we found no impairment of goodwill or other indefinite-lived intangible assets.

NOTE 6 - CONVERTIBLE DEBENTURES

In January 2003, the Company entered into a subscription agreement with certain purchasers to issue $140,000 in convertible debentures, with interest payable at 5% per annum. The notes are convertible into the Company's Class A common stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price for the Common Stock on the Closing Date, or (b) an amount equal to eighty percent (80%) of the average of the four (4) lowest Closing Bid Prices of the Common Stock for the five (5) trading days immediately preceding the Conversion Date. On March 31, 2003, the Company issued $40,000 and on September 19, 2003, the Company issued an additional $100,000 in 5% convertible debentures to the private investors under the subscription agreement. The 20% beneficial conversion feature has been recorded as a prepaid financing cost until such time as the Company's Class A common stock into which the debentures are convertible is registered. Upon effective registration of the Company's common stock, any amounts capitalized as beneficial conversion feature will be charged to expense in accordance with EITF Issue 98-5.

This financing transaction will require the Company to register its common stock under Section 12(g) of the Securities Exchange Act of 1934 and subsequently register for resale a number of shares to facilitate these financing transactions.

NOTE 7 - RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2003, iVoice allocated to the Company, $13,500 for the amortization the original purchase price of the Automatic Reminder software, operating costs of $3,724 and interest expense of $1,151. During the nine months ended September 30, 2002, iVoice allocated to the Company, $13,500 for the amortization the original purchase price of the Automatic Reminder software, operating costs of $3,428 and interest expense of $886. The amortization of the Automatic Reminder software has been reflected as cost of sales. Other allocations are reflected in the selling, general and administrative, research and development, depreciation and interest expense line items in our statements of operations The general corporate expenses allocation is primarily for cash management, selling expenses, legal, accounting, tax, insurance, public relations, advertising, and human resources. These general categories of operating expenses, as well as other income and other expense have been allocated to Trey by iVoice based upon a ratio of revenues of the Automatic reminder Software over total iVoice revenues for the applicable periods. Management believes the costs of these services charged are a reasonable representation of the costs that would have been incurred if we had performed these functions as a stand-alone company.

Subsequent to the spin-off, the Company has entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default.

NOTE 8 - INCOME TAXES

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

      Federal Income Tax Rate                                      (34.0)%
      Deferred Tax Charge (Credit)                                    --
      Effect on Valuation Allowance                                 38.7%
      State Income Tax, Net of Federal Benefit                      (4.1)%
      Effective Income Tax Rate                                      0.0%
                                                                   =====

Prior to the spin-off, the Company was included as part of iVoice's consolidated federal income tax return, however the income tax expense presented in these financial statements has been computed on a separate return basis.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

As discussed in Note 5, the Company has entered into a subscription agreement with certain purchasers for the sale of $140,000 in convertible debentures. The notes will be convertible into Class A common stock at the discretion of the holders.

In January 2003, the Company entered into an Equity Line of Credit with Cornell Capital Partners, LP. Pursuant to the Equity Line of Credit, the Company, at their discretion, may periodically sell to Cornell Capital Partners shares of Class A common stock for a total purchase price of up to $10.0 million to raise funds for its working capital needs. For each share of Class A common stock purchased under the Equity Line of Credit, Cornell Capital Partners will pay 91% of the 5 lowest closing bid prices on the Over-the-Counter Bulletin Board or other principal market on which the Company's common stock is traded for the 5 days immediately following the notice date. In addition, Cornell Capital Partners, L.P. will receive as additional compensation, those number of Class A Common Stock shares equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on that date in which the registration statement filed by the Company to effectuate the spin-off goes effective. Pursuant to the agreement with Cornell Capital Partners, LP, the Company plans to register for resale on Form SB-2, shares of Class A common stock with the Securities and Exchange Commission. The offering will terminate 24 months after the Securities and Exchange Commission declares the registration statement effective.

As discussed in Note 6, the Company has entered into an Administrative Services Agreement whereby iVoice will provide the Company with services in such areas as information management and technology, employee benefits administration, payroll, financial accounting and reporting and reporting, and other areas where the Company may need transitional assistance and support following the spin-off distribution. The agreement will generally extend for two years after the distribution, but may be terminated earlier under certain circumstances, including a default. Trey also intends to assume a total of $324,000 in accrued liabilities and related party debt presently outstanding and incurred by iVoice. The terms and conditions of the liabilities and debt being assumed are as follows:

Kevin Whalen, a former officer of iVoice, is owed $74,000 in amounts due for unpaid salary from iVoice. Trey will assume this obligation to Kevin Whalen. This amount shall be convertible into Class A Common Stock of Trey calculated by dividing (x) the sum of the principal the obligee requests to be converted by
(y) the average closing bid price of Class A Common Stock of Trey for the five
(5) business days immediately preceding the conversion date.

The Company is also assuming outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and Chief Executive Officer of Trey Resources. The note will bear interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., no par value, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 10 - COMMON STOCK

In accordance with its Certificate of Incorporation filed on October 4, 2002, the Company is authorized to issue 2,000 shares $.01 par value. On April 24, 2003, the Company amended its Certificate of Incorporation to change the par value of its Common Stock from $.01 to $.00001 and to increase the number of shares the Company is authorized to issue from 2,000 to 10,000,000,000. The amendment also provided to create and authorize to issue 50,000,000 shares of Class B Common Stock, no par value. The amendment also provided to create and authorize to issue 20,000,000 shares of Class C Common Stock, no par value.The amendment also granted the board of directors the rights to prescribe and authorize the issuance of 1,000,000 preferred shares, $1.00 par value.

a) Class A Common Stock

      Class A Common Stock consists of the following as of As of September 30, 2003: 10,000,000,000 shares of authorized common stock with a par value of $.00001, 100 shares were issued and outstanding.

      Each holder of Class A Common stock is entitled to receive ratably dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company has never paid any dividends on its Common Stock and does not contemplate doing so in the foreseeable future. The Company anticipates that any earnings generated from operations will be used to finance the growth objectives.

b) Class B Common Stock

      Class B Common Stock consists of 50,000,000 shares of authorized common stock with a par value of $0.00001. Class B stock has voting rights of 1 to 1 with respect to Class A Common Stock. As of September 30, 2003, no shares were issued or outstanding; Class B common stockholders are entitled to receive dividends in the same proportion as the Class B Common Stock conversion and voting rights have to Class A Common Stock. A holder of Class B Common Stock has the right to convert each share of Class B Common Stock into the number of shares of Class A Common Stock determined by dividing the number of Class B Common Stock being converted by a 50% discount of the lowest price that Trey had ever issued its Class A Common Stock. Upon the liquidation, dissolution, or winding-up of the Company, holders of Class B Common Stock will be entitled to receive distributions.

c) Class C Common Stock

      Class C Common Stock consists of 20,000,000 shares of authorized common stock with a par value of $0.0001. Class C stock has voting rights of 1 vote for every 1,000 shares. As of September 30, 2003, no shares were issued or outstanding.

d) Preferred Stock

      Preferred Stock consists of 1,000,000 shares of authorized preferred stock with $1.00 par value. As of September 30, 2003, no shares were issued or outstanding.

             SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma condensed statements of operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002 and the unaudited pro forma condensed balance sheet at September 30, 2003 present the results of operations and financial position of Trey Resources, Inc., assuming that the transactions contemplated by the spin-off had been completed as of the beginning of 2002 with respect to the pro forma consolidated income statements for the nine months ended September 30, 2003 and for the year ended December 31, 2002 and as of September 30, 2003 with respect to the pro forma consolidated balance sheet. The pro forma adjustments give effect of a spin-off transaction whereby shareholders of the Company's former parent, iVoice Inc., will receive a pro-rata distribution of the Company's shares in the form of a taxable dividend. Under the spin-off transaction, the Company will receive certain intellectual property and liabilities of the Company's former parent, iVoice, Inc. In the opinion of management, they include all material adjustments necessary to reflect, on a pro forma basis, the impact of transactions contemplated by the spin-off on the historical financial information of Trey Resources, Inc.

      The pro forma financial information is presented for informational purposes and does not purport to represent what our financial position and our results of operations actually would have been had the separation and related transactions occurred on the dates indicated. Actual results might have differed from pro forma results if Trey Resources had operated independently. The pro forma financial information should not be relied upon as being indicative of results Trey Resources would have had or of future results after the spin-off. The historical selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the combined financial statements and notes thereto included elsewhere in this prospectus.

                  CONDENSED UNAUDITED PRO FORMA BALANCE SHEETS

                                   (UNAUDITED)

                            AS OF SEPTEMBER 30, 2003

                                               As              Pro Forma
                                               Reported        Adjustments     Pro Forma
                                               --------        -----------     ---------
Current Assets
   Cash                                        $    16,397     $        --     $    16,397
    Prepaid expenses                                55,000              --          55,000
    Due from iVoice, Inc                            54,086              --          54,086
                                               -----------     -----------     -----------
      Total Current Assets                         125,483              --         125,483

Property and Equipment, net                             --                              --

Other Assets
   Intangibles and Goodwill                         13,500              --          13,500
                                               -----------     -----------     -----------
      Total Other Assets                            13,500              --          13,500
                                               -----------     -----------     -----------

Total Assets                                   $   138,983     $        --     $   138,983
                                               ===========     ===========     ===========

Current Liabilities
   Accounts payable and accrued liabilities        118,636         774,000         892,636
   Due to related party                                 --         250,000         250,000
   Convertible debentures                          140,000              --         140,000
                                               -----------     -----------     -----------
      Total current liabilities                    258,636       1,024,000       1,282,636

Shareholders deficit                              (119,653)     (1,024,000)     (1,143,653)
                                               -----------     -----------     -----------

Total Liabilities and Stockholder's Deficit    $   138,983     $        --     $   138,983
                                               ===========     ===========     ===========

See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                      NINE MONTHS ENDED SEPTEMBER 30, 2003

                                          As            Pro Forma
                                          Reported      Adjustments   Pro Forma
                                          --------      -----------   ---------

Sales, net                                $   1,350     $      --     $   1,350

Cost of Sales                                13,935            --        13,935
                                          ---------     ---------     ---------

Gross Profit                                (12,585)                    (12,585)

Selling General and
    Administrative Expenses                 156,561       771,250       927,811
                                          ---------     ---------     ---------

Income (Loss) from Operations              (169,146)     (771,250)     (940,396)

Other Income (Expense)                      (16,153)      (17,813)      (33,966)
                                          ---------     ---------     ---------

Income (Loss) before Income Taxes          (185,299)     (789,063)     (974,362)

Provision for Income Taxes                       --            --            --
                                          ---------     ---------     ---------

Net Income (Loss)                         $(185,299)    $(789,063)    $(974,362)
                                          =========     =========     =========

Net Loss Per Common Share:
    Basic                                                             $   (0.32)
                                                                      =========
    Diluted                                                           $   (0.32)
                                                                      =========

See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

                        PRO FORMA STATEMENT OF OPERATIONS

                                   (UNAUDITED)

                          YEARS ENDED DECEMBER 31, 2002

                                          As            Pro Forma
                                          Reported      Adjustments   Pro Forma
                                          --------      -----------   ---------

Sales, net                                $   1,050                   $   1,050

Cost of Sales                                18,000            --        18,000
                                          ---------     ---------     ---------

Gross Profit                                (16,950)           --       (16,950)

Selling General and
    Administrative Expenses                   4,058        95,000        99,058
                                          ---------     ---------     ---------

Income (Loss) from Operations               (21,008)      (95,000)     (116,008)

Other Income (Expense)                         (421)      (23,750)      (24,171)
                                          ---------     ---------     ---------

Income (Loss) before Income Taxes           (21,429)     (118,750)     (140,179)

Provision for Income Taxes                       --            --            --
                                          ---------     ---------     ---------

Net Income (Loss)                         $ (21,429)    $(118,750)    $(140,179)
                                          =========     =========     =========

Net Loss Per Common Share:
    Basic                                                             $   (0.47)
                                                                      =========
    Diluted                                                           $   (0.47)
                                                                      =========

See accompanying Notes to Condensed Unaudited Pro Forma Financial Information.

          NOTES TO CONDENSED UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1

The historical financial statements of Trey Resources, Inc. reflect periods during which Trey Resources did not operate as a separate, independent public company. Certain estimates, assumptions and allocations were made in preparing such financial statements. Therefore, the historical financial statements do not necessarily reflect the results of operations or financial position that would have occurred had Trey Resources been a separate, independent public company during the periods presented, nor are they indicative of future performance. Management believes that the estimates, assumptions and allocations made in preparing the historical financial statements are reasonable.

NOTE 2

The pro forma unaudited balance sheet was prepared assuming the distribution occurred on September 30 2003 and includes "Pro Forma Adjustments" for transactions that occurred subsequent to September 30, 2003 as follows:

      (a) $74,000 in accrued liabilities to be assumed by Trey Resources for amounts owed to Kevin Whalen, a former officer of iVoice for unpaid salary incurred while he served as an officer of iVoice. This amount shall be convertible by the obligee into Class A Common Stock of Trey Resources, Inc. calculated by dividing (x) the sum of the principal the obligee requests to be converted by (y) the lowest bid price of Class A Common Stock of Trey Resources, Inc. for the five (5) business days prior to the date of the request to convert.

      (b) Accrued liabilities also includes $700,000 for payments of $350,000 each due to Jerome Mahoney and Mark Meller upon the completion of the distribution.

      (c) The Company is also assuming outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney, President and Chief Executive Officer of iVoice and President and Chief Executive Officer of Trey Resources. The note will bear interest at the rate of 9.5% per annum on the unpaid balance until paid or until default. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one Class B common stock share of Trey Resources, Inc., no par value, for each dollar owed, (ii) the number of Class A common stock shares of iVoice, Inc. calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A common stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest.

NOTE 3

The pro forma unaudited statement of operations for the nine months ended September 30, 2003 was prepared assuming the distribution occurred on January 1, 2002 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2002 as follows:

      (a) $71,250 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Trey Resources and iVoice, Inc.

      (b) $700,000 in administrative expense for payments of $350,000 each due to Jerome Mahoney and Mark Meller upon the completion of the distribution.

      (c) $17,813 in interest at 9.5% per annum on $250,000 in outstanding amounts due to a related party being assumed by Trey Resources.

The pro forma unaudited statement of operations for the year ended December 31, 2002 was prepared assuming the distribution occurred on January 1, 2002 and includes "Pro Forma Adjustments" for transactions that would have occurred subsequent to January 1, 2002 as follows:

      (d) $95,000 in administrative services provided by iVoice, Inc. pursuant to an administrative service agreement between Trey Resources and iVoice, Inc. The administrative services agreement sets forth charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses. The administrative services agreement is expected to last at least two years at a cost of $95,000 per year.

      (e) $23,750 in interest at 9.5% per annum on $250,000 in outstanding amounts due to a related party being assumed by Trey Resources.

NOTE 4.

The number of shares of Trey Resources common stock used in the computation of basic and diluted net income per share was 3,000,100 for the nine months ended September 30, 2003 and the year ended December 31, 2002, based on the number of shares expected to be issued upon the distribution of Trey Resources to iVoice shareholders. Since the Company is in a net loss position, all common stock equivalents are considered anti-dilutive and are therefore not included in the calculation of earnings per share

                                   ----------
                                   PROSPECTUS
                                   ----------



                      1,117,321,098 Shares of common stock




                              TREY RESOURCES, INC.





                                January __, 2004



We have not authorized any dealer, salesperson or other person to provide any information or make any representations about Trey Resources, Inc. except the information or representations contained in this prospectus. You should not rely on any additional information or representations if made.

                                 --------------

This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any securities:

      |_|   except the common stock offered by this prospectus;

      |_| in any jurisdiction in which the offer or solicitation is not authorized;

      |_| in any jurisdiction where the dealer or other salesperson is not qualified to make the offer or solicitation;

      |_| to any person to whom it is unlawful to make the offer or solicitation; or

      |_| to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:

      |_| there have been no changes in the affairs of Trey Resources, Inc. after the date of this prospectus; or

      |_| the information contained in this prospectus is correct after the date of this prospectus.

                                 --------------


Until January __, 2004, all dealers effecting transactions in the registered securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Trey's bylaws provide that it has the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of Trey. No indemnification may be made (i)if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification, (ii)with respect to amounts paid in settlement without court approval or (iii)expenses incurred in defending any action without court approval.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth estimated expenses expected to be incurred in connection with the issuance and Offering of the securities being registered. Trey will pay all expenses in connection with this offering.

      Securities and Exchange Commission Registration Fee          $   820
      Printing and Engraving Expenses                              $ 3,000
      Accounting Fees and Expenses                                 $10,000
      Legal Fees and Expenses                                      $50,000
      Miscellaneous                                                $16,180
                                                                   -------

      TOTAL                                                        $80,000
                                                                   =======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      Six Months Ended June 30, 2003.


      In January, 2003, the Company entered into a subscription agreement with certain accredited investors to issue $250,000 in convertible debentures, with interest payable at 5% per annum. On March 31, 2003, Trey issued an aggregate of $40,000 in convertible debentures to Elma S. Foin, Darryl A. Moy, Henry
Tyler and Steven R. LeMott. On September 19, 2003, Trey issued $100,000 in convertible debentures to Cornell Capital Partners pursuant to the subscription agreement. The debentures are convertible into shares of Class A Common Stock at a price equal to either (a) an amount equal to one hundred twenty percent (120%) of the closing bid price of the Class A Common Stock as of the closing date of the registration of shares or (b) an amount equal to eighty percent (80%) of the average closing bid price of the Class A Common Stock for the four trading days immediately preceding the conversion date. The convertible debentures have a term of two years with all accrued interest due at the expiration of the term. At our option, these debentures may be paid in cash or redeemed at a 20% premium prior to April, 2004.

      In January 2003, and subsequently amended retroactively to such time, Trey entered into an Equity Line of Credit Agreement. Under this agreement, Trey may issue and sell to Cornell Capital Partners Class A Common Stock for a total purchase price of up to $10.0 million. Trey will be entitled to commence drawing down on the Equity Line of Credit when the Class A Common Stock under the Equity Line of Credit is registered with the Securities and Exchange Commission and the authorization for quotation on the National Association of Securities Dealers Over the Counter Bulletin Board is obtained and maintained and will continue for two years thereafter. The purchase price for the shares will be equal to 91% of the market price, which is defined as the



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

lowest closing bid price of the Class A Common Stock during the five trading days following the notice date. A cash fee equal to six percent (6%) of the cash proceeds of the draw down is also payable at the time of funding. In addition, Cornell Capital Partners will receive, as additional compensation, the number of shares of Class A Common Stock equal to one and one half percent (1.5%) of the number of shares of Class A Common Stock outstanding on the date that the registration statement in respect of the shares to be distributed pursuant the Equity Line of Credit becomes effective. To date, Trey has not drawn down on the Equity Line of Credit.

      Trey will have an outstanding promissory note in the amount of $250,000 payable to Jerry Mahoney upon completion of the Spin-off. Trey, for value received, will promise to pay Mr. Mahoney the principal sum of $250,000 at the rate of 9.5% per annum on the unpaid balance until paid or until default. Interest payments are due annually. All accrued interest becomes due on the date of any payment of the promissory note. At the time of default (if any) the interest rate shall increase to 20% until the principal balance has been paid. Under the terms of the Promissory Note, at the option of the Note holder, principal and interest can be converted into either (i) one share of Class B Common Stock of Trey, par value $0.00001, for each dollar owed, (ii) the number of shares of Class A Common Stock of Trey calculated by dividing (x) the sum of the principal and interest that the Note holder has decided to prepay by (y) fifty percent (50%) of the lowest issue price of Series A Common Stock since the first advance of funds under this Note, or (iii) payment of the principal of this Note, before any repayment of interest. Trey has yet to record this liability on its financial statements, as the promissory note will not be assigned to Trey until the effectiveness of the Registration statement relating to the shares to be distributed pursuant to the Spin-Off.

      We relied upon the exemption provided in Section 4(2) of the Securities Act and/or Rule 506 thereunder, which cover "transactions by an issuer not involving any public offering," to issue securities discussed above without registration under the Securities Act of 1933. Trey made a determination in each case that the person to whom the securities were issued did not need the protections that registration would afford. The certificates representing the securities issued displayed a restrictive legend to prevent transfer except in compliance with applicable laws, and our transfer agent was instructed not to permit transfers unless directed to do so by Trey, after approval by our legal counsel. Trey believes that the investors to whom securities were issued had such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment. Trey also believes that the investors had access to the same type of information as would be contained in a registration statement.


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ITEM 27. EXHIBITS

No.               Description
------------      --------------------------------------------------------------

3.1* Second Amended and Restated Certificate of Incorporation of Trey Industries, Inc.

3.2*              By-laws of Trey Industries, Inc.

4.1* iVoice Acquisition 1, Inc. 5% Convertible Debenture due September 19, 2005 issued to Cornell Capital Partners, LP


4.2** iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Elma S. Foin

4.3** iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Darryl A. Moy

4.4** iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Henry Tyler

4.5** iVoice Acquisition 1, Inc. 5% Convertible Debenture due March 20, 2005 issued to Steven R. LeMott

5.1**             Opinion of McCarter & English, LLP

10.1** Equity Line of Credit Agreement, dated January 27, 2003, between Cornell Capital Partners, LP and Trey Resources, Inc.


10.2* Securities Purchase Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and The May Davis Group Inc.

10.3* Escrow Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc., Cornell Capital Partners, LP and Butler Gonzalez LLP

10.4* Registration Rights Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and Cornell Capital Partners, LP

10.5* Escrow Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc., The May Davis Group Inc. and Butler Gonzalez LLP

10.6* Investor Registration Rights Agreement, dated January 27, 2003, between iVoice Acquisition 1, Inc. and The May Davis Group, Inc.

10.7* Guaranty, dated January 27, 2003, by iVoice, Inc. in favor of The May Davis Group, Inc.

10.8* Employment Agreement, dated January 1, 2003, between iVoice Acquisition 1, Inc. and Jerome Mahoney

10.9* Employment Agreement, dated September 15, 2003, between Trey Resources, Inc. and Mark Meller

10.10* Administrative Services Agreement, dated February 22, 2003, between iVoice Inc. and iVoice Acquisition 1, Inc.

23.1              Consent of Mendlowitz Weitsen, LLP


23.2**            Consent of McCarter & English, LLP (included in Exhibit 5.1)


* Previously filed as an exhibit to Amendment No. 1 to Form SB-2 filed on November 25, 2003, File No. 333-109454 and incorporated by reference.


** Prevously filed as an exhibit to Amendment No. 1 to Form SB-2 filed on December 22, 2003, File No. 333-109997 and incorporated by reference.


ITEM 28. UNDERTAKINGS

      The undersigned registrant hereby undertakes:

            (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:


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

                  (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) Include any additional or changed material information on the plan of distribution;

            (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on January 27, 2004.


                                           TREY RESOURCES, INC.



                                           By: /s/ Jerome R. Mahoney
                                               ---------------------------------
                                           Name:  Jerome R. Mahoney
                                           Title: Chairman of the Board


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                  TITLE                               DATE
---------                  -----                               ----



/s/ Jerome R. Mahoney
-----------------------
Jerome R. Mahoney          Chairman of the Board and Director  January 27, 2004.



/s/ Mark Meller
-----------------------
Mark Meller                President and Chief Financial       January 27, 2004.
                           Officer (Principal
                           Accounting Officer)



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